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                                                                   EXHIBIT 10.24

                                                           EXECUTION COUNTERPART

================================================================================



                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                     among


                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.,


                              THE SEVERAL LENDERS
                       FROM TIME TO TIME PARTIES HERETO,



                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                                      and

                        ING (U.S.) CAPITAL CORPORATION,
                                 as Co-Arranger

                          Dated as of March 23, 1995,
                            as amended and restated
                            through March 26, 1996,
                        as further amended and restated
                           through December 13, 1996



================================================================================
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                               TABLE OF CONTENTS

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SECTION 1. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          1.1 Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          1.2 Other Definitional Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          2.1 Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          2.2 Revolving Credit Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          2.3 Procedure for Revolving Credit Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          2.4 Limitations on Revolving Credit Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          2.5 Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          2.6 Termination or Reduction of Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . . . . .  24
          2.7 Extensions of Revolving Credit Termination Date   . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          2.8 Limitations on Distribution Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 3. LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          3.1 Issuance of Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          3.2 Procedure for Issuance of Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          3.3 Participations and Payments in Respect of the Letters of Credit   . . . . . . . . . . . . . . . . . . .  26
          3.4 Fees, Commissions and Other Charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          3.5 Reimbursement Obligation of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          3.6 Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          3.7 Letter of Credit Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          3.8 Applications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 4. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          4.1 Optional and Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          4.2 Conversion and Continuation Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
          4.3 Minimum Amounts of Tranches   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
          4.4 Interest Rates and Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          4.5 Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          4.6 Inability to Determine Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          4.7 Pro Rata Treatment and Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
          4.8 Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          4.9 Requirements of Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          4.10 Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          4.11 Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          4.12 Lenders Obligation to Mitigate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          4.13 Certain Permitted Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
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SECTION 5. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          5.1 Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
          5.2 No Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
          5.3 Existence; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
          5.4 Power; Authorization; Enforceable Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
          5.5 No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
          5.6 No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
          5.7 No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          5.8 Ownership of Property; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          5.9 Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          5.10 No Burdensome Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          5.11 Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
          5.12 Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          5.13 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          5.14 Investment Company Act; Other Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          5.15 Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          5.16 Purpose of Revolving Credit Loans, Letters of Credit   . . . . . . . . . . . . . . . . . . . . . . . .  40
          5.17 Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
          5.18 Accuracy and Completeness of Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          5.19 Security Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          5.20 Pipeline Partnership Agreements, Management Agreement, etc.    . . . . . . . . . . . . . . . . . . . .  42

SECTION 6. CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          6.1 Conditions to Initial Extensions of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
          6.2 Conditions to Each Extension of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

SECTION 7. AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          7.1 Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          7.2 Certificates; Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          7.3 Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          7.4 Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          7.5 Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          7.6 Inspection of Property; Books and Records; Discussions  . . . . . . . . . . . . . . . . . . . . . . . .  53
          7.7 Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          7.8 Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
          7.9 Maintenance of Liens of the Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          7.10 Pledge of After-Acquired Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          7.11 Agreements Respecting Unrestricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          7.12 Commodity Hedging Programs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
          7.13 Pipeline Partnership Agreements, Management Agreement, etc.    . . . . . . . . . . . . . . . . . . . .  56

SECTION 8. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
          8.1 Financial Condition Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
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          8.2 Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
          8.3 Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
          8.4 Limitation on Guarantee Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
          8.5 Limitations on Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
          8.6 Limitation on Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
          8.7 Limitation on Dividends   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
          8.8 Limitation on Investments, Loans and Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
          8.9 Limitation on Optional Payments and Modifications of Debt Instruments and Other Agreements  . . . . . .  63
          8.10 Limitation on Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
          8.11 Limitation on Sales and Leasebacks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          8.12 Limitation on Changes in Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          8.13 Limitation on Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          8.14 Corporate Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          8.15 Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          8.16 Limitation on Restrictions Affecting Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          8.17 Creation of Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          8.18 Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
          8.19 Holding Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
          8.20 No Voluntary Termination of Pipeline Partnership Agreements  . . . . . . . . . . . . . . . . . . . . .  66
          8.21 Actions by Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
          8.22 Hedging Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 9. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 10. THE ADMINISTRATIVE AGENT AND CO-ARRANGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          10.1 Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
          10.2 Delegation of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
          10.3 Exculpatory Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
          10.4 Reliance by Administrative Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
          10.5 Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          10.6 Non-Reliance on Administrative Agent and Other Lenders   . . . . . . . . . . . . . . . . . . . . . . .  72
          10.7 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
          10.8 Administrative Agent in Its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          10.9 Successor Administrative Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
          10.10 Co-Arranger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

SECTION 11. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          11.1 Amendments and Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          11.2 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
          11.3 No Waiver; Cumulative Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          11.4 Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          11.5 Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
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          11.6 Successors and Assigns; Participations; Purchasing Lenders   . . . . . . . . . . . . . . . . . . . . .  76
          11.7 Adjustments; Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          11.8 Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          11.9 Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
          11.10 Integration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          11.11 Usury Savings Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
          11.12 GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
          11.13 Submission To Jurisdiction; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
          11.14 Acknowledgements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
          11.15 Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
          11.16 WAIVERS OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
          11.17 ACKNOWLEDGEMENT OF NO CLAIMS, OFFSETS OR DEFENSES; RELEASE BY THE LOAN PARTIES  . . . . . . . . . . .  82
          11.18 Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
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Schedules


Schedule I          Lenders, Commitments and Commitment Percentages
Schedule II         Description of Manta Ray Gathering System
Schedule 5.1        Guarantee Obligations, Contingent Liabilities and
                    Dispositions
Schedule 5.6        Litigation
Schedule 5.15       Subsidiaries and Joint Ventures
Schedule 5.17       Environmental Matters


Exhibits

Exhibit A           Form of Revolving Credit Note
Exhibit B           Form of Confirmation of Guarantees and Security
                    Documents
Exhibit C           Form of Borrower Pledge Agreement
Exhibit D           Form of Borrower Security Agreement
Exhibit E           Form of Leviathan Guarantee
Exhibit F           Form of Leviathan Pledge Agreement (Limited
                    Liability Companies)
Exhibit G           Form of Leviathan Pledge Agreement (General Partner
                    Interest)
Exhibit H           Form of Leviathan Security Agreement (Management
                    Agreement)
Exhibit I           [Reserved]
Exhibit J           Form of Subsidiaries Guarantee
Exhibit K           Form of Subsidiary Security Agreement
Exhibit L           Form of Borrowing Certificate
Exhibit M           Form of Assignment and Acceptance
Exhibit N           Form of Environmental Compliance Certificate

              SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 23, 1995, as amended and restated through March 26, 1996, as further amended and restated through December 20, 1996 (this "Agreement"), among LEVIATHAN GAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent") and ING (U.S.) CAPITAL CORPORATION, a Delaware corporation, as co-arranger for the Lenders ("ING" or the "Co-Arranger").


                             W I T N E S S E T H :


              WHEREAS, the Borrower, certain of the Lenders, the Administrative Agent (as successor to Chemical Bank) and ING (in its capacity as co-agent thereunder) are parties to the Amended and Restated Credit Agreement, dated as of March 23, 1995, as amended and restated through March 26, 1996 (and as further amended prior to the date hereof, the "Existing Credit Agreement");

              WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated (a) to provide for additional financial institutions as lenders (the "New Lenders"), (b) to increase the aggregate revolving credit commitments to $300,000,000, (c) to eliminate the term loan facility, and (d) otherwise to amend the Existing Credit Agreement and restate it in its entirety as more fully set forth herein;

              WHEREAS, the Lenders, the Administrative Agent and ING are willing to so amend and restate the Existing Credit Agreement, and the New Lenders are willing to become parties hereto, but only on the terms and subject to the conditions set forth herein;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that on the Closing Date (as hereinafter defined) the Existing Credit Agreement shall be amended and restated in its entirety as follows:


                             SECTION 1. DEFINITIONS

              1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

              "Additional Clawbacks": as defined in subsection 8.4(e).

              "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

              "Aggregate Outstanding Revolving Credit Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

              "Agreement": the Existing Credit Agreement, as amended and restated by this Agreement, as further amended, supplemented or otherwise modified from time to time.

              "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
       (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "C/D Assessment Rate" means for any day as applied to any Revolving Credit Loan, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Chase to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of Chase in the United States; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

              "Alternate Base Rate Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

              "Annualized EBITDA": (a) at any date of determination thereof prior to April 30, 1997, the product of (i) Consolidated EBITDA for the period of two consecutive fiscal quarters ended on September 30, 1996 times (ii) two, and (b) at any date of determination thereof from and after April 30, 1997 but prior to May 31, 1997, the product of (i) Consolidated EBITDA for the period of three consecutive fiscal quarters ended on December 31, 1996 times (ii) 4/3.

              "Applicable Margin": for each Type of Revolving Credit Loan and the Commitment Fee payable pursuant to subsection 2.5 at any time, the rate per annum based on the ratio of Consolidated Total Indebtedness of the Borrower at such time to Consolidated EBITDA for the most recently ended Calculation Period (the "Leverage Ratio") as set forth under the relevant column heading below:

                                                  Eurodollar     Alternate Base        Commitment
                   Leverage Ratio                 Loans          Rate Loans            Fee
                   --------------                 ----------     --------------        ----------
                   Less than or equal to 2.5           .625%             0%                 .250%

                   Greater than 2.5 but less           .750%             0%                 .250%
                   than or equal to 3.0

                   Greater than 3.0 but less           1.00%             0%                 .300%
                   than or equal to 3.5

                   Greater than 3.5 but less           1.25%             0%                 .375%
                   than 4.0

                   Greater than or equal to 4.0        1.50%             0%                 .375%


       The Applicable Margin and Commitment Fee for any date shall be determined by reference to the Leverage Ratio as of the last day of the fiscal quarter most recently ended as of such date and for the Calculation Period ended on such last day, and any change (x) shall become effective upon the delivery to the Administrative Agent of a certificate of a Responsible Officer of the Borrower (which certificate may be delivered prior to delivery of the relevant financial statements or may be incorporated in the certificate delivered pursuant to subsection 7.2(b)) with respect to the financial statements to be delivered pursuant to subsection 7.1 for the most recently ended fiscal quarter (a) setting forth in reasonable detail the calculation of the Leverage Ratio at the end of such fiscal quarter and (b) stating that the signer has reviewed the terms of this Agreement and other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Restricted Subsidiaries during the accounting period, and that the signer does not have knowledge of the existence as at the date of such officers' certificate of any Event of Default or Default, and (y) shall apply (i) in the case of the Alternate Base Rate Loans, to Alternate Base Rate Loans outstanding on such delivery date or made on and after such delivery date and (ii) in the case of the Eurodollar Loans, to Eurodollar Loans made on and after such delivery date. It is understood that the foregoing certificate of a Responsible Officer shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to subsection 7.1. Notwithstanding the foregoing, at any time prior to which the first certificate is required to be delivered under subsection 7.2(b) (or prior to the time a certificate as described in this definition is first delivered to the Administrative Agent) and at any time during which the Borrower has failed to deliver the certificate required under subsection 7.2(b) with respect to a fiscal quarter following the date the delivery thereof is due, the Leverage Ratio shall be deemed, solely for the purposes of this definition, to be greater than 4.5 until such time as Borrower shall deliver such compliance certificate.

              "Application": an application, in such form as the Issuing Bank may specify, requesting the Issuing Bank to open a Letter of Credit.

              "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) such Lender's Aggregate Outstanding Revolving Credit Extensions of Credit.

              "Borrower Pledge Agreement": the Amended and Restated Pledge and Security Agreement made by the Borrower in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit C hereto, as the same may be amended, supplemented or otherwise modified from time to time.

              "Borrower Security Agreement": the Amended and Restated Security Agreement made by the Borrower in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D hereto, as the same may be amended, supplemented or otherwise modified from time to time.

              "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 or 3.2 as a date on which the Borrower requests the Lenders to make Loans or the Issuing Bank to issue a Letter of Credit hereunder.

              "Business": as defined in subsection 5.17.

              "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

              "Calculation Period": each period of four consecutive fiscal quarters of the Borrower.

              "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing. In addition, with respect to the Borrower "Capital Stock" shall include the Preference Units, the Common Units and the General Partnership Interest.

              "Cash Equivalents": (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services (or any successor statistical rating organization) ("S&P"), or Moody's Investors Service, Inc. (or any successor statistical rating organization) ("Moody's");
       (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iv) certificates of deposit or banker's acceptances maturing within one year from the date of acquisition thereof issued by (x) any Lender, (y) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 or (z) any bank which has a short-term commercial paper rating meeting the requirements of clause (iii) above (any such Lender or bank, a "Qualifying Lender"); (v) eurodollar time deposits having a maturity of less than one year purchased directly from any Lender (whether such deposit is with such Lender or any other Lender hereunder) or issued by any Qualifying Lender; and (vi) repurchase agreements and reverse repurchase agreements with a term of not more than 14 days with any Qualifying Lender relating to marketable direct obligations issued or unconditionally guaranteed by the United States.

              "C/D Reserve Percentage": for any day as applied to any Alternate Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

              "Change in Control": the acquisition by any Person or two or more Persons acting in concert (other than the management of DeepTech as of the Closing Date and the shareholders of DeepTech as of the Closing
       Date) of beneficial ownership (within the meaning of Rule 13d-3, promulgated by the Securities and Exchange Commission and now in effect under the Securities Exchange Act of 1934, as amended) of 50% or more of the issued and outstanding shares of voting stock of DeepTech.

              "Chase": The Chase Manhattan Bank.

              "Closing Date": the date on which the conditions set forth in subsection 6.1 are first satisfied or waived, which shall occur on or prior to December 31, 1996.

              "Code": the Internal Revenue Code of 1986, as amended from time to time.

              "Collateral": the "Collateral" as defined in the several Security Documents.

              "Commitment Percentage": as to any Lender at any time, with respect to any credit to be extended under, payment or prepayment to be made under, conversion or continuation under, participation in a Letter of Credit issued under, or other matter with respect to, the Revolving Credit Commitments, a percentage, the numerator of which is such Lender's Revolving Credit Commitment and the denominator of which is the aggregate Revolving Credit Commitments then in effect.

              "Commodity Hedging Program: any hedge agreement designed to protect the Borrower or any of its Subsidiaries against fluctuations in Petroleum prices.

              "Common Unit": a partnership interest of a limited partner of the Borrower representing a fractional part of the partnership interests of all limited partners of the Borrower and having the rights and obligations specified with respect to Common Units in the Partnership Agreement.

              "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

              "Confirmation of Guarantees and Security Documents": the Confirmation of the Guarantees and the Security Documents, substantially in the form of Exhibit B.

              "Consolidated EBITDA": for any period, the Consolidated Net Income ((i) including earnings and losses from discontinued operations, except to the extent that any such losses represent reserves for losses attributable to the planned disposition of material assets, (ii) excluding extraordinary gains, and gains and losses arising from the sale of material assets, and (iii) including other non-recurring losses) for such period, plus (x) the aggregate amount of cash distributions received by the Borrower and its consolidated Subsidiaries (excluding Unrestricted Subsidiaries) from unconsolidated entities, Unrestricted Subsidiaries or Joint Ventures, and (y) to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the sum of (a) interest expense, amortization of debt discount and debt issuance costs (including the write-off of such costs in connection with prepayments of debt) and commissions, discounts and other fees and charges associated with standby letters of credit, (b) taxes measured by income accrued as an expense during such period, (c) depreciation, depletion, and amortization expense, and (d) non-cash compensation expense resulting from the accounting treatment applied, in accordance with GAAP, to management's equity interest minus the equity of the Borrower and its consolidated Subsidiaries (excluding Unrestricted Subsidiaries) in the earnings of unconsolidated entities.

              "Consolidated Net Income": for any period, the net income or net loss of the Borrower and its consolidated Subsidiaries (excluding Unrestricted Subsidiaries) for such period determined in accordance with GAAP on a consolidated basis.

              "Consolidated Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries (excluding Unrestricted Subsidiaries) at such date.

              "Consolidated Tangible Net Worth": as of the date of determination, Consolidated Net Worth after deducting therefrom the following:

              (a) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets;

              (b)    patents, trademarks, copyrights;

              (c) leasehold improvements not recoverable at the expiration of a lease; and

              (d) deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses).

              "Consolidated Total Capitalization": as to any Person at any time, the sum of (a) all amounts which would be included in stockholders' equity, partners' capital or any other equity accounts on a consolidated balance sheet of such Person and its consolidated Subsidiaries (excluding, in the case of the Borrower, Unrestricted Subsidiaries) at such time prepared in accordance with GAAP, and (b) the Consolidated Total Indebtedness of such Person at such time.

              "Consolidated Total Indebtedness": as to any Person at any time, all Indebtedness of such Person and its consolidated Subsidiaries (excluding, in the case of the Borrower, Unrestricted Subsidiaries) at such time.

              "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

              "DeepTech": DeepTech International Inc., a Delaware corporation.

              "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Demand Charge Rearrangement": any amendment, supplement, replacement, renewal, cancellation or other modification to any agreement effective prior to March 1, 1996, between the Borrower and/or any of its Subsidiaries and Tatham Offshore, Inc., relating to oil and gas properties in which Tatham Offshore, Inc. owns an interest and which properties are located in the Garden Banks, Ship Shoal, Viosca Knoll or Ewing Bank area of the Outer Continental Shelf; provided that, the Borrower and the Restricted Subsidiaries shall not make any payments or distributions of cash or other property to or for the benefit of Tatham Offshore, Inc. in connection with the Demand Charge Rearrangement.

              "Distribution Loan": a Revolving Credit Loan the proceeds of which are used to pay, in whole or in part, distributions on the Preference Units, the Common Units or the General Partnership Interest. To the extent any "Distribution Loans" (as defined in the Existing Credit Agreement) were outstanding on the Closing Date and were refinanced with the proceeds of Revolving Credit Loans hereunder, such Revolving Credit Loans shall be deemed to be Distribution Loans under this Agreement.

              "Documents": as defined in subsection 5.20(b).

              "Dollars" and "$": dollars in lawful currency of the United States of America.

              "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, as now or may at any time hereafter be in effect.

              "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

              "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

              "Eurodollar Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

              "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

              "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Ewing Bank": Ewing Bank Gathering Company, L.L.C., a Delaware limited liability company.

              "Existing Credit Agreement": as defined in the recitals hereto.

              "Expiry Date": with respect to any Letter of Credit at any time, the then stated expiration date of such Letter of Credit as set forth in such Letter of Credit.

              "FASB 121": Statement of Financial Accounting Standards No. 121 of the Financial Accounting Standards Board, as the same may be amended and interpreted by the Financial Accounting Standards Board.

              "FERC": the Federal Energy Regulatory Commission and any successor thereto.

              "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

              "Flextrend": Flextrend Development Company, L.L.C., a Delaware limited liability company.

              "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

              "Garden Banks Write-Down": any write-offs or charges pursuant to FASB 121 as a result of investments in the Subject Properties known as Garden Banks 117.

              "General Partner": Leviathan in its capacity as the general partner of the Borrower.

              "General Partnership Interest": all general partnership interests in the Borrower.

              "Governmental Approval": any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with or registration by or with any Governmental Authority.

              "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Green Canyon": Green Canyon Pipe Line Company, L.L.C., a Delaware limited liability company.

              "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

              "Guarantees": collectively, the Leviathan Guarantee and the Subsidiaries Guarantee.

              "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

              "HIOS": High Island Offshore System, a Delaware general partnership.

              "Incurrence Limitation": (a) on any date of determination prior to May 30, 1997, the greater of (i) $250,000,000 and (ii) the product of
       (x) 3.25 multiplied by (y) the Annualized EBITDA on such date of determination, and (b) from and after May 30, 1997, an amount not to exceed the product of (i) 3.25 multiplied by (ii) the Consolidated EBITDA for the most recently ended Calculation Period for which financial statements have been delivered pursuant to subsection 7.1.

              "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and which in any event are no more than 120 days past due or, if more than 120 days past due, are being contested in good faith and adequate reserves with respect thereto have been made on the books, of such Person), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of outstanding letters of credit (other than commercial letters of credit with an initial maturity date of less than 90 days), acceptances and similar obligations issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

              "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

              "Insolvent": pertaining to a condition of Insolvency.

              "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December, commencing December 31, 1996, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

              "Interest Period": with respect to any Eurodollar Loan:

                     (i) initially, the period commencing on the borrowing or
              conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                     (ii) thereafter, each period commencing on the last day
              of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;

       provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                     (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                     (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;

                     (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                     (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Revolving Credit Loan.

              "Issuing Bank": Chase, in its capacity as issuer of any Letter of Credit.

              "Joint Venture": any Person in which the Borrower and/or its Subsidiaries hold less than a majority of the equity interests, and which does not constitute a Subsidiary of the Borrower, whether direct or indirect.

              "L/C Commitment Amount": $40,000,000.

              "L/C Commitment Percentage": as to any L/C Participant at any time, the percentage determined under paragraph (a) of the definition of "Commitment Percentage" in this subsection 1.1.

              "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the Letters of Credit and (b) the aggregate amount of drawings under the Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

              "L/C Participants": the collective reference to all Lenders with Revolving Credit Commitments (other than the Issuing Bank).

              "Lenders": as defined in the preamble to this Agreement.

              "Letters of Credit": as defined in subsection 3.1(a).

              "Leverage Ratio": as defined in the definition of "Applicable Margin".

              "Leviathan": Leviathan Gas Pipeline Company, a Delaware corporation.

              "Leviathan Guarantee": the Amended and Restated Guarantee made by Leviathan in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time.

              "Leviathan Pledge Agreement (LLC)": the Amended and Restated Pledge and Security Agreement made by Leviathan in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit F hereto, with respect to Leviathan's limited liability company interests in the Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

              "Leviathan Pledge Agreement (GP)": the Amended and Restated Pledge Agreement made by Leviathan in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit G hereto, with respect to Leviathan's General Partnership Interest, as the same may be amended, supplemented or otherwise modified from time to time.

              "Leviathan Pledge Agreements": collectively, the Leviathan Pledge Agreement (LLC) and the Leviathan Pledge Agreement (GP).

              "Leviathan Security Agreement": the Amended and Restated Security Agreement, made by Leviathan in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit H hereto, as the same may be amended, supplemented or otherwise modified from time to time.

              "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority, preferential arrangement or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

              "Loan Documents": this Agreement, the Revolving Credit Notes, the Guarantees, the Security Documents, the Applications and the Confirmation of Guarantees and Security Documents.

              "Loan Parties": the Borrower, Leviathan, the Subsidiary Guarantors and each other Affiliate of the Borrower or Leviathan that from time to time is party to a Loan Document.

              "LOTS: Leviathan Oil Transport Systems, L.L.C., a Delaware limited liability company.

              "Majority Lenders": at any time, the holders of at least 50% of the aggregate Revolving Credit Commitments then in effect.

              "Management Agreement": the First Amended and Restated Management Agreement, dated as of June 27, 1994, between DeepTech and the General Partner, as amended by the First Amendment thereto dated as of January 1, 1995, and as further amended, modified or supplemented from time to time in accordance with subsection 8.9.

              "Manta Ray": Manta Ray Gathering Company, L.L.C., a Delaware limited liability company.

              "Manta Ray Gathering System": the assets described on Schedule II and any additional natural gas pipelines and related facilities designed to gather natural gas volumes in the Ship Shoal, South Timbalier, Grand Isle, Ewing Bank, Green Canyon and other areas.

              "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under this Agreement or any of the Revolving Credit Notes or any of the other Loan Documents or (c) the validity or enforceability of this Agreement or any of the Revolving Credit Notes or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

              "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $5,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

              "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any

       Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

              "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              "Nautlilus Pipeline System": the natural gas pipelines and related facilities designed to transport natural gas volumes from Ship Shoal Block 207 to points onshore in Garden City, St. Mary Parish, Louisiana.

              "Nautilus/Manta Ray Ventures": one or more limited liability companies formed or to be formed by the Borrower, Shell Seahorse Company, Marathon Gas Transmission Inc. and certain of their affiliates, the purpose of each of which shall be to acquire, construct and operate the Manta Ray Gathering System and the Nautilus Pipeline System.

              "Net Debt Proceeds": 100% of the cash proceeds from the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness pursuant to subsection 8.2(f), net of all reasonable out-of-pocket fees (including investment banking fees), commissions, costs and other reasonable out-of-pocket expenses incurred in connection with such issuance or sale. For purposes of calculating "Net Debt Proceeds", fees, commissions and other costs and expenses payable to the Borrower or any of its Affiliates shall be disregarded.

              "Net Equity Proceeds": 100% of the cash proceeds from the issuance or sale by the Borrower or any of its Restricted Subsidiaries of any equity securities, net of all reasonable out-of-pocket fees (including investment banking fees), commissions, costs and other reasonable out-of-pocket expenses incurred in connection with such issuance or sale. For purposes of calculating "Net Equity Proceeds", fees, commissions and other costs and expenses payable to the Borrower or any of its Affiliates shall be disregarded.

              "Non-Recourse Obligations": Indebtedness, Guarantee Obligations and other obligations of any type (a) as to which neither the Borrower nor any Restricted Subsidiary (i) is obligated to provide credit support in any form, or (ii) is directly or indirectly liable, and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness or Guarantee Obligation of the Borrower or any Restricted Subsidiary to declare a default on such Indebtedness or Guarantee Obligation of the Borrower or any Restricted Subsidiary or cause the payment of any such Indebtedness to be accelerated or payable prior to its stated maturity or cause any such Guarantee Obligation to become payable.

              "Participants": as defined in subsection 11.6(b).

              "Partnership Agreement": the Amended and Restated Agreement of Limited Partnership of the Borrower among the partners of the Borrower substantially in the form previously provided to the Lenders, as amended, modified and supplemented from time to time in accordance with subsection 8.9.

              "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

              "Permitted L/C Obligations": at any time the aggregate then undrawn and unexpired amount of all then outstanding letters of credit issued for the account of the Borrower or any of its Restricted Subsidiaries (other than the Letters of Credit) plus the aggregate amount of drawings under any letters of credit issued for the account of the Borrower or any of its Restricted Subsidiaries which have not then been reimbursed, provided that the sum of such amounts shall not exceed $1,000,000, provided that all such obligations shall be unsecured.

              "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

              "Petroleum": oil, gas and other liquid or gaseous hydrocarbons, including, without limitation, all liquefiable hydrocarbons and other products which may be extracted from gas and gas condensate by the processing thereof in a gas processing plant.

              "Pipeline Partnership Agreement": with respect to each Joint Venture, the partnership agreement, certificate of incorporation, by-laws, limited liability company agreement or other constitutive documents of such Joint Venture, as each of the same may be further amended, supplemented or otherwise modified in accordance with subsection 8.9.

              "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Pledge Agreements": collectively, the Borrower Pledge Agreement, the Leviathan Pledge Agreements and any other pledge agreement executed and delivered pursuant to subsection 8.17.

              "Poseidon": Poseidon Pipeline Company, L.L.C., a Delaware limited liability company.

              "Poseidon Venture": Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company.

              "Preference Unit": a partnership interest in the Borrower representing a fractional part of the partnership interests of all limited partners of the Borrower and having the rights and obligations specified with respect to Preference Units in the Partnership Agreement.

              "Properties": the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries or any Joint Venture.

              "Purchasing Lenders": as defined in subsection 11.6(c).

              "Redesignated Subsidiary": as defined in subsection 7.11(c).

              "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

              "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 3.5(a) for amounts drawn under the Letters of Credit.

              "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
       Section 4241 of ERISA.

              "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

              "Required Lenders": at any time, the holders of at least 60% of the aggregate Revolving Credit Commitments then in effect.

              "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              "Reserve Report": a report in form and substance reasonably satisfactory to the Administrative Agent certified, in the case of the report delivered as of December 31 in any year, by Netherland Sewell, Ryder Scott, H.J. Gruy or another independent petroleum engineer acceptable to the Administrative Agent and, in the case of the report delivered as of June 30 in any year, by the principal financial officer of the Borrower, setting forth (a) the amount of and projected production of Petroleum from the proven Petroleum reserves attributable to the Subject Properties and (b) the projected future net income taking into account sales revenues, lease operating expenses, associated production taxes and capital costs, and setting forth the net present value attributable to such reserves attributable to the Subject Properties as of the date of such report (in each case determined using pricing assumptions reasonably satisfactory to the Administrative Agent).

              "Responsible Officer": the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, the Treasurer or any vice president of the General Partner or the Borrower.

              "Restricted Payment": as defined in subsection 8.7.

              "Restricted Subsidiary": any Subsidiary of the Borrower other than an Unrestricted Subsidiary. Subject to the right to redesignate certain Restricted Subsidiaries as Unrestricted Subsidiaries in accordance with clause (a)(i) of the definition of "Unrestricted Subsidiary", all of the Subsidiaries of the Borrower as of the date hereof are Restricted Subsidiaries.

              "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

              "Revolving Credit Commitment Period": the period from and including the date hereof to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

              "Revolving Credit Loans": as defined in subsection 2.1.

              "Revolving Credit Note": as defined in subsection 2.2.

              "Revolving Credit Termination Date": the third anniversary of the Closing Date, as such termination date may from time to time be extended pursuant to subsection 2.7, and any other date on which the Revolving Credit Commitments are terminated.

              "Security Agreements": collectively, the Borrower Security Agreement, the Leviathan Security Agreement and the Subsidiary Security Agreements.

              "Sailfish": Sailfish Pipeline Company, L.L.C., a Delaware limited liability company.

              "Security Documents": collectively, the Pledge Agreements and the Security Agreements.

              "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

              "Stingray": Stingray Pipeline Company, a Louisiana general partnership.

              "Stingray Holding": Stingray Holding, L.L.C., a Delaware limited liability company.

              "Subject Properties": the Properties containing Petroleum in which Borrower or any Restricted Subsidiary owns an interest, including, but not limited to, those known as Viosca Knoll 817, Garden Banks 72 and Garden Banks 117 in the Gulf of Mexico.

              "Subsidiaries Guarantee": the Amended and Restated Subsidiaries Guarantee made by the Subsidiary Guarantors in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit J hereto, as the same may be amended, supplemented or otherwise modified from time to time.

              "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

              "Subsidiary Guarantors": collectively, Ewing Bank, Flextrend, Green Canyon, LOTS, Manta Ray, Poseidon, Stingray Holding, Tarpon, THC, TOGT, TOPC, VK Deepwater, VK Main Pass, Sailfish and any other Subsidiary of the Borrower which, from time to time, may become party to the Subsidiaries Guarantee.

              "Subsidiary Security Agreement": each Security Agreement made by each of the Subsidiary Guarantors (including any security agreement executed and delivered pursuant to subsection 8.17) in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit K hereto, as the same may be amended, supplemented or otherwise modified from time to time.

              "Tarpon": Tarpon Transmission Company, a Texas corporation.

              "THC": Transco Hydrocarbons Company, L.L.C., a Delaware limited liability company.

              "TOGT": Texam Offshore Gas Transmission, L.L.C., a Delaware limited liability company.

              "TOPC": Transco Offshore Pipeline Company, L.L.C., a Delaware limited liability company.

              "Tranche": the collective reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Revolving Credit Loans shall originally have been made on the same day).

              "Transferee": as defined in subsection 11.6(f).

              "Type": as to any Revolving Credit Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

              "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

              "Unrestricted Subsidiary": any Subsidiary of the Borrower (a) which (i) in the case of any Subsidiary which owns an interest in Stingray, HIOS, UTOS or Viosca Knoll, is designated by the Borrower in a written notice to the Administrative Agent after the date hereof as an Unrestricted Subsidiary, or (ii) becomes a Subsidiary of the Borrower after the date hereof and at the time it becomes a Subsidiary, is designated as an Unrestricted Subsidiary, in each case under subclause
       (i) or (ii) of this clause (a) pursuant to a written notice from the Borrower to the Administrative Agent, (b) which has not acquired any assets (other than cash made available pursuant to this Agreement) from the Borrower or any Restricted Subsidiary, and (c) which has no Indebtedness, Guarantee Obligations or other obligations other than Non-Recourse Obligations or Guarantee Obligations permitted pursuant to subsections 8.4(d) and (e) to the extent the applicable guarantor has guaranteed payment of the obligations of the Borrower under this Agreement.

              "UTOS": U-T Offshore System, a Delaware general partnership.

              "Viosca Knoll": Viosca Knoll Gathering Company, a Delaware joint venture.

              "VK Deepwater": VK Deepwater Gathering Company, L.L.C., a Delaware limited liability company.

              "VK Main Pass": VK-Main Pass Gathering Company, L.L.C., a Delaware limited liability company.

              "West Cameron": West Cameron Dehydration Company, L.L.C., a Delaware limited liability company.

              "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

              1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Revolving Credit Notes or any certificate or other document made or delivered pursuant hereto.

              (b) As used herein and in the Revolving Credit Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection
1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

              (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


          SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

              2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Revolving Credit Commitment, provided that no such Revolving Credit Loan shall be made if, after giving effect thereto, subsection 2.4 would be contravened, and provided, further, that no such Revolving Credit Loan which would be a Distribution Loan shall be made if, after giving effect thereto, subsection 2.8 would be contravened. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

              (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.3 and 4.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

              (c) The revolving credit loans outstanding on the Closing Date under the Existing Credit Agreement shall continue to be outstanding and shall be continued under this Agreement.

              2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of

Exhibit A, with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Credit Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof, whether such Revolving Credit Loan is a Distribution Loan and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedules annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that failure by any Lender to make any such recordation shall not affect the obligations of the Borrower under the Revolving Credit Notes or this Agreement. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit Termination Date, and (z) provide for the payment of interest in accordance with subsection 4.4.

              2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Working Day, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Working Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof,
(iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods therefor, and (v) whether such requested Revolving Credit Loans are Distribution Loans. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, $500,000 or a whole multiple thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

              2.4 Limitations on Revolving Credit Loans. No requested Revolving Credit Loan shall be made if the sum of the Aggregate Outstanding Revolving Credit Extensions of Credit (after giving effect to such requested Revolving Credit Loan) plus the aggregate amount of Additional Clawbacks then outstanding plus the aggregate amount of Permitted L/C Obligations outstanding immediately prior to giving effect to such Revolving Credit Loan would exceed the lesser of (a) the then aggregate Revolving Credit Commitments or (b) the Incurrence Limitation then in effect.

              2.5 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the date hereof to the Revolving Credit Termination Date, computed at the rate per annum equal to:

              (a) the then Applicable Margin therefor as set forth under the column heading "Commitment Fee" on the average daily amount of the lesser of:
(i) the Available Revolving Credit Commitment of such Lender or (ii) an amount equal to such Lender's Commitment Percentage of (x) the Incurrence Limitation then in effect minus (y) the Aggregate Outstanding Revolving Credit Extensions of Credit, plus

              (b) 1/8% on the average daily amount equal to such Lender's Commitment Percentage of (i) the Revolving Credit Commitments minus (ii) the Incurrence Limitation then in effect,

during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December, commencing December 31, 1996 and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

              2.6    Termination or Reduction of Revolving Credit Commitments.
(a) The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof.

              (b) Any reduction of Revolving Credit Commitments pursuant to subsection 2.6(a) above or 4.1(b) shall reduce permanently the Revolving Credit Commitments then in effect.

              2.7 Extensions of Revolving Credit Termination Date. The Borrower may, by irrevocable written notice to the Administrative Agent received no later than 120 days prior to the Revolving Credit Termination Date then in effect, request the Lenders to change such Revolving Credit Termination Date to the date 364 days following such then scheduled Revolving Credit Termination Date. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. Each Lender may consent or refuse to consent to such change, in its sole discretion, at any time on or prior to the date which is 60 days prior to the Revolving Credit Termination Date then in effect. Upon the receipt by the Administrative Agent of the written consent of each of the Lenders to such change in the Revolving Credit Termination Date on or prior to 2:00 p.m., New York time, on the date which is 60 days prior to the Revolving Credit Termination Date then in effect, the Revolving Credit Termination Date shall be changed to such subsequent date 364 days following the Revolving Credit Termination Date then in effect, and the term "Revolving Credit Termination Date" for all purposes of this Agreement and the other Loan Documents shall thereupon be deemed to refer to such subsequent date.

              2.8 Limitations on Distribution Loans. The proceeds of each Distribution Loan must be applied to the payment of distributions on the Preference Units, the Common Units or the General Partner Interest on the Borrowing Date for such Distribution Loans. The aggregate principal amount of Distribution Loans at any time outstanding shall not exceed $7,500,000. To the extent that any Distribution Loans are outstanding at any time, any repayment of principal of any Revolving Credit Loan by the Borrower at such time shall be deemed to be a repayment of the principal of such Distribution Loans.


                          SECTION 3. LETTERS OF CREDIT

              3.1 Issuance of Letters of Credit. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.3(a), agrees to issue letters of credit (the "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (1) the L/C Obligations would exceed the L/C Commitment or (2) the Available Revolving Credit Commitment would be less than zero or (3) the Aggregate Outstanding Revolving Credit Extensions of Credit plus the aggregate amount of Additional Clawbacks then outstanding plus the aggregate amount of Permitted L/C Obligations then outstanding would exceed the lesser of (i) the then aggregate Revolving Credit Commitments or (ii) the Incurrence Limitation then in effect.

              (b)    Each Letter of Credit shall:

              (1) be denominated in Dollars and shall be either (A) a standby letter of credit issued to support obligations of the Borrower or any Restricted Subsidiary, contingent or otherwise, in connection with the working capital and business needs of the Borrower or such Restricted Subsidiary, as the case may be, in the ordinary course of business, or (B) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower or any Restricted Subsidiary in the ordinary course of business; and

              (2) expire no later than the earlier of (A) one year after the date of issuance or renewal thereof in accordance with the term of such Letter of Credit; provided that any Letter of Credit with a one-year tenure may be renewed for additional one-year periods and (B) five days prior to the Revolving Credit Termination Date.

              (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

              (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

              (e) Letters of Credit issued under the Existing Credit Agreement which are outstanding on the Closing Date shall be deemed to be Letters of Credit issued under this Agreement on the Closing Date.

              3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

              3.3 Participations and Payments in Respect of the Letters of Credit. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's L/C Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder.

              (b) Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed on the day of such payment in full by the Borrower in immediately available funds, such Lender shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's L/C Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Each L/C Participant's obligation to make each such payment to the Issuing Bank, and the Issuing Bank's right to receive the same, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limiting the effect of the foregoing, the occurrence or continuance of a Default or Event of Default or the failure of any other L/C Participant to make any payment under this subsection, and each L/C Participant further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each L/C Participant shall indemnify and hold harmless the Issuing Bank from and against any and all losses, liabilities (including, without limitation, liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees) resulting from any failure of such L/C Participant to provide, or from any delay in providing, the Issuing Bank with such L/C Participant's L/C Commitment Percentage of such payment in accordance with the provisions of this subsection, but no L/C Participant shall be so liable for any such failure on the part of any other L/C Participant.

              (c) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.3(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within one Business Day after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.3(a) is not in fact made available to the Issuing Bank by such L/C Participant within one Business Day after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

              (d) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.3(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

              3.4 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank, a fronting fee with respect to each Letter of Credit for the period from and including the date of issuance thereof to but not including the Expiry Date thereof, computed at the rate of 1/8 of 1% per annum on the average daily amount of the undrawn and unexpired amount of such Letter of Credit. Such fronting fee shall be payable quarterly in advance on the date of issuance of each Letter of Credit and on the last day of each March, June, September and December thereafter. Such fee shall be nonrefundable.

              (b) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit for the period from and including the date of issuance thereof to but not including the Expiry Date thereof, computed at the rate of the then Applicable Margin for Eurodollar Loans per annum on the average daily amount of the undrawn and unexpired amount of such Letter of Credit. Such commission shall be payable to the L/C Participants to be shared ratably among them in accordance with their respective L/C Commitment Percentages. Such commission shall be payable quarterly in advance on the date of issuance of each Letter of Credit and on the last day of each March, June, September and December thereafter. Such fee shall be nonrefundable.

              (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

              (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

              (e) The fees and commissions described in the preceding paragraphs (a) and (b) shall be based on a 360 day year. If any amounts in the preceding paragraphs (a) and (b) shall be payable on a day that is not a Working Day, such amount shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such amount into another calendar month in which event such amount shall be payable on the immediately preceding Working Day.

              3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

              (b) Unless otherwise notified by the Borrower, each drawing under a Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 2.3 of Revolving Credit Loans which are Alternate Base Rate Loans in the amount of such drawing, subject to satisfaction of the conditions set forth in subsection 6.2. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

              (c) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Alternate Base Rate Loans which were then overdue.

              3.6 Obligations Absolute. (a) The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of any Letter of Credit.

              (b) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of any Letter of Credit or any such transferee.

              (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

              (d) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

              3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

              3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. GENERAL PROVISIONS FOR LOANS

              4.1 Optional and Mandatory Prepayments. (a) The Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of Alternate Base Rate Loans, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

              (b) Upon the incurrence or issuance of any Indebtedness pursuant to subsection 8.2(f)(i), the Borrower shall, without notice or demand, immediately prepay the Revolving Credit Loans, and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to (i) 50% of the Net Debt Proceeds of such Indebtedness plus (ii) any additional amount necessary to comply with the requirements of subsections 2.4 and 8.1(d).

              (c) If on any date (including any date on which a certificate of a Responsible Officer of the Borrower is delivered pursuant to subsection 7.2(b)) the sum of the Aggregate Outstanding Revolving Credit Extensions of Credit plus the aggregate amount of Additional Clawbacks then outstanding plus the aggregate amount of Permitted L/C Obligations then outstanding exceeds the lesser of (i) the then aggregate Revolving Credit Commitments or (ii) the then applicable Incurrence Limitation, then, without notice or demand, the Borrower shall, on such date, prepay the Revolving Credit Loans in an amount equal to such excess. The Borrower may, subject to the terms and conditions of this Agreement, reborrow the amount of any prepayment made under subsection 4.1(c).

              (d) The application of any prepayment pursuant to subsections 4.1(b) and (c) shall be made first to Alternate Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under subsections 4.1(b) and (c) (other than Alternate Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

              4.2 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or

Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Revolving Credit Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 4.3 shall not have been contravened and (iii) no Revolving Credit Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date.

              (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Revolving Credit Loans, provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 4.3 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Revolving Credit Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

              4.3 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Revolving Credit Loans comprising each Tranche shall be equal to $2,000,000 or a whole multiple of $100,000 in excess thereof, and (b) the number of Tranches then outstanding shall not exceed eight.

              4.4 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

              (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

              (c) If all or a portion of (i) the principal amount of any Revolving Credit Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is the higher of (A) the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% and (B) the Alternate Base Rate plus 1%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

              (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

              4.5 Computation of Interest and Fees. (a) Interest on Alternate Base Rate Loans, commitment fees and interest on overdue interest, commitment fees and other amounts payable hereunder shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

              (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.4(a).

              4.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

              (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

              (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Credit Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Revolving Credit Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Revolving Credit Loans to Eurodollar Loans.

              4.7 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Revolving Credit Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension and with respect to payments of fees, such fees accruing during such extension shall be payable on the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

              (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its Commitment Percentage of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower.

              4.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Revolving Credit Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.11.

              4.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

              (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Revolving Credit Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by subsection 4.10 and changes in the rate of tax on the overall net income of such Lender);

              (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

              (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in the Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder.

              (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

              4.10 Taxes. (a) All payments made by the Borrower under this Agreement and the Revolving Credit Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or such Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Lender (excluding a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Revolving Credit Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Revolving Credit Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Revolving Credit Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder.

              (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                     (i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                     (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                     (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

              4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder.

              4.12 Lenders Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware that it has been or will be affected by the occurrence of an event or the existence of a condition described under subsection 4.8, 4.9(a) or 4.10(a), it will, to the extent not inconsistent with such Lender's internal policies, use its best efforts (a) to provide written notice to the Borrower describing such condition and the anticipated effect thereof and (b) to make, fund or maintain the affected Eurodollar Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Revolving Credit Loans pursuant to subsection 4.8, 4.9 or 4.10(a) would be materially reduced or the illegality or other adverse circumstances which would otherwise require such payment pursuant to subsection 4.8, 4.9(a) or 4.10(a) would cease to exist and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Revolving Credit Loans through such other lending office would not otherwise adversely affect such Revolving Credit Loans or such Lender. The Borrower hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 4.12.

              4.13 Certain Permitted Transactions. Notwithstanding any provision in the Loan Documents (but subject to subsection 8.10), the Borrower and its Subsidiaries shall have the right to consummate any of the transactions described in subsection 8.6(c).


              SECTION 5. REPRESENTATIONS AND WARRANTIES

              To induce the Administrative Agent, the Co-Arranger and the Lenders to enter into this Agreement and to make the Revolving Credit Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent, the Co-Arranger and each Lender that:

              5.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1995, and the related consolidated statement of operations and of cash flows for the fiscal year ended December 31, 1995, reported on by Price Waterhouse, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at each such date, and the consolidated results of their operations and their consolidated cash flows for the year then ended. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1996 and the related consolidated statements of operations and of cash flows for the three and nine months ended September 30, 1996, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at each such date, and the consolidated results of their operations and their consolidated cash flows for the three- and nine-month periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein and, with respect to the September 30, 1996 financial statements, for the absence of footnotes and year-end adjustments). Except as set forth on Schedule 5.1, neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 5.1, during the period from September 30, 1996 to and including the Closing Date there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at September 30, 1996.

              5.2 No Change. Since September 30, 1996 (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower except as permitted by subsection 8.7, nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

              5.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

              5.4 Power; Authorization; Enforceable Obligations. (a) The Borrower has the power and authority, and the legal right, to make, deliver and perform this Agreement, the Revolving Credit Notes and the other Loan Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Revolving Credit Notes and to authorize the execution, delivery and performance of this Agreement, the Revolving Credit Notes and the other Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Revolving Credit Notes or the Applications. This Agreement has been, and each Revolving Credit Note and the Applications will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each Revolving Credit Note and each other Loan Document to which the Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

              (b) Each of the Subsidiary Guarantors has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Subsidiary Guarantor is a party. Each of the Loan Documents to which such Subsidiary Guarantor is a party will be duly executed and delivered on behalf of such Subsidiary Guarantor. Each Loan Document to which such Subsidiary Guarantor is a party will, when executed and delivered, constitute a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

              5.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Revolving Credit Notes and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party, or, to the best knowledge of the Borrower, any Joint Venture any of the interests in which is owned by a Restricted Subsidiary, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

              5.6 No Material Litigation. Except as set forth on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries, or, to the best knowledge of the Borrower, any Joint Venture any of the interests in which is owned by a Restricted Subsidiary, or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Revolving Credit Notes or any of the other Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

              5.7 No Default. No Loan Party, and, to the best knowledge of the Borrower, no Joint Venture any of the interests in which is owned by a Restricted Subsidiary, is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

              5.8 Ownership of Property; Liens. Each of the Borrower and its Restricted Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property necessary for its operations as then conducted, and good title to, or a valid leasehold interest in, all its other property, and none of such property necessary for its operations as then conducted is subject to any Lien except as permitted by subsection 8.3.

              5.9 Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

              5.10 No Burdensome Restrictions. The Borrower, in good faith, does not believe any Requirement of Law or Contractual Obligation of the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

              5.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

              5.12 Federal Regulations. No part of the proceeds of any Revolving Credit Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

              5.13 ERISA. No Loan Party has or is a party to, or has any matured or contingent obligations under, any Plans.

              5.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

              5.15 Subsidiaries. The Persons set forth on Schedule 5.15 constitute all of the Subsidiaries of the Borrower, and all Joint Ventures in which the Borrower owns any interest, as of the Closing Date, and the percentage of the equity interests owned by the Borrower in each such Person as of such date. Each of the Subsidiaries listed on Schedule 5.15 is as of the Closing Date a Restricted Subsidiary.

              5.16 Purpose of Revolving Credit Loans, Letters of Credit. The proceeds of the Revolving Credit Loans shall be used by the Borrower (a) in an amount not to exceed $7,500,000 at any time outstanding, for Distribution Loans, (b) to refinance Indebtedness under the Existing Credit Agreement and
(c) for general corporate purposes. The Letters of Credit shall be used for the purposes described in subsection 3.1(b).

              5.17   Environmental Matters. Except as set forth on Schedule
5.17:

              (a) To the best knowledge of the Borrower, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

              (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the period commencing six months prior to the date hereof been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries or any Joint Venture (the "Business") which could materially interfere with the continued operation of any material Property or which could reasonably be expected to have a Material Adverse Effect.

              (c) Neither the Borrower nor any of its Subsidiaries nor, to the best knowledge of the Borrower or any Joint Venture, has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or could reasonably be expected to result in the payment of a Material Environmental Amount.

              (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

              (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary, or, to the best knowledge of the Borrower, any Joint Venture, is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

              (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary or any Joint Venture, in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

              (g) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any Loan Party, and no government actions have been taken or are in process which could subject any of such properties to such Liens and no Loan Party would be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

              (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Loan Party in relation to any properties or facility now or previously owned or leased by any Loan Party which have not been made available to the Lenders.

              5.18 Accuracy and Completeness of Information. The factual statements contained in the financial statements (other than financial projections) referred to in subsection 5.1, the Loan Documents, and any other certificates or documents furnished or to be furnished (but only, with respect to documents furnished after the Closing Date, documents provided pursuant to subsection 7.2(d)) to the Administrative Agent, the Co-Arranger or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the knowledge of the Borrower, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact (other than omissions that pertain to matters of a general economic nature, matters generally known to the Administrative Agent or matters of public knowledge that generally affect any of the industry segments included in the Business of the Borrower, its Subsidiaries or any Joint Venture) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, such knowledge qualification being given only with respect to factual statements made by Persons other than the Borrower, and all financial projections contained in any such document or certificate have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable.

              5.19 Security Documents. The Pledge Agreements are each effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the respective Interests described therein and proceeds thereof, and the Pledge Agreements each constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Borrower and Leviathan, respectively, in such Interests and Pledged Certificates and in proceeds thereof superior in right to any other Person. Each Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and the Security Agreements constitute fully perfected, first priority Liens on, and security interests in (subject to the Liens permitted pursuant to subsection 8.3), all right, title and interest of the Borrower and the Subsidiary Guarantors in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

              5.20 Pipeline Partnership Agreements, Management Agreement, etc. (a) As of the Closing Date, the Administrative Agent has received, with a copy for each Lender, a complete copy of each of the Pipeline Partnership Agreements of each Joint Venture any of the interests in which is owned by a Restricted Subsidiary and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.

              (b) As of the Closing Date, the Administrative Agent has received a complete copy of the Partnership Agreement, the Management Agreement and each credit agreement to which any Joint Venture any of the interests in which is owned by a Restricted Subsidiary is a party (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers, relating thereto and other side letters or agreements affecting the terms thereof (collectively, such agreements and documents described in paragraphs (a) and (b) of this subsection 5.20 are referred to as the "Documents"). None of the Documents has been amended or supplemented, nor have any of the provisions thereof been waived, except (i) pursuant to a written agreement or instrument which has heretofore been consented to in writing by the Required Lenders or (ii) in accordance with the provisions of this Agreement.

              (c) Except as disclosed on Schedule 5.6, each of the Documents has been duly executed and delivered by each of the Borrower and its Subsidiaries party thereto and, to the

Borrower's knowledge, by each of the other parties thereto, is in full force and effect and constitutes a legal, valid and binding enforceable obligation of each of the Borrower and its Subsidiaries party thereto and, to the Borrower's knowledge, each other party thereto. None of the Borrower or any of its Subsidiaries party to any of the Documents, is in default in the performance of any of its obligations thereunder in any material respect which would give any other party to such Document a right to accelerate payment of amounts due under, or terminate, such Document.


                        SECTION 6. CONDITIONS PRECEDENT

              6.1 Conditions to Initial Extensions of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

              (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each Lender, a Revolving Credit Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower, (iii) respective Supplements to the Borrower Pledge Agreement and Leviathan Pledge Agreement (LLC), executed and delivered by a duly authorized officer of the Borrower and Leviathan, respectively, with a counterpart or a conformed copy for each Lender,
       (iv) an Addendum to Subsidiaries Guarantees, executed and delivered by a duly authorized officer of Sailfish, with a counterpart or a conformed copy for each Lender, (v) a Supplement to Subsidiary Security Agreement, executed and delivered by a duly authorized officer of Sailfish, with a counterpart or a conformed copy for each Lender, and (vi) the Confirmation of Guarantees and Security Documents, executed and delivered by a duly authorized officer of each Loan Party thereto, with a counterpart or a conformed copy for each Lender.

              (b) Related Agreements. The Administrative Agent shall have received true and correct copies, certified as to authenticity by the Borrower, of the Partnership Agreement, the certificate of limited partnership of the Borrower, the Management Agreement, the limited liability company agreement, or certificate of incorporation and by-laws, as the case may be, of each Subsidiary, the Pipeline Partnership Agreement of each Joint Venture and each agreement evidencing, securing or under which is issued Indebtedness of any of the Joint Ventures under their respective credit facilities, and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Joint Venture may be a party.

              (c) Borrowing Certificate. The Administrative Agent shall have received with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit L, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Treasurer or any Vice President of the Borrower and the Secretary or any Assistant Secretary of the Borrower.

              (d) Partnership Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the General Partner authorizing on behalf of the Borrower (i) the execution, delivery and performance of this Agreement, the Revolving Credit Notes and the other Loan Documents to which the Borrower is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by the Borrower of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the General Partner on behalf of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (e) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Treasurer or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

              (f) Corporate Proceedings of Leviathan. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of Leviathan authorizing
       (i) the execution, delivery and performance of the Loan Documents to which Leviathan is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of Leviathan as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (g) Leviathan Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of Leviathan, dated the Closing Date, as to the incumbency and signature of the officers of Leviathan executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Treasurer or any Vice President and the Secretary or any Assistant Secretary of Leviathan.

              (h) Proceedings of Subsidiaries. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Managing Member or the Board of Directors, as applicable, of each Subsidiary of the Borrower which is a party to a Loan Document authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (i) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiary executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Treasurer or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

              (j) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of Leviathan and the certificate of formation or certificate of incorporation, as the case may be, of each Subsidiary of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of Leviathan or such Subsidiary, as the case may be (or if such document has been previously delivered to a Lender under the Existing Credit Agreement, a bring-down certificate that such document since its delivery under the Existing Credit Agreement has not been amended, supplemented or otherwise modified).

              (k) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in subsection 5.4, and
       (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

              (l) Fees. The Administrative Agent, the Co-Arranger and each Lender shall have received the fees to be received on the Closing Date as separately agreed to between each of them and the Borrower.

              (m) Legal Opinion. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Akin, Gump, Strauss,

       Hauer & Feld, L.L.P., counsel to the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Lenders.

              (n) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates, if any, representing the shares and limited liability company interests pledged pursuant to each of the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof. Each Instruction to Register Pledge referred to in such Pledge Agreements shall have been delivered to the Borrower and its Subsidiaries, and each Initial Transaction Statement referred to in such Pledge Agreements shall have been delivered to the Administrative Agent, as are required by any of the Pledge Agreements.

              (o) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 and amendments to financing statements on form UCC-3, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

              (p) Insurance. (i) The Administrative Agent shall have received evidence in form and substance satisfactory to it and all of the requirements of subsection 7.5 shall have been satisfied.

              (ii) The Lenders shall have received a schedule detailing, and shall be satisfied with, the amount, coverage and carriers of the insurance carried by the Borrower, the Restricted Subsidiaries and Leviathan.

              (q) Good Standing Certificates. The Administrative Agent shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower and each other Loan Party in each state where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, partnership or limited liability company, as the case may be.

              (r) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve any Lender in any violation of, any Requirement of Law.

              (s) Litigation, Etc. No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered
       (i) in connection with any Loan

       Document or any of the transactions contemplated hereby or thereby or
       (ii) which, in any such case could have a Material Adverse Effect.

              (t) Consents. All material governmental and third party approvals (or arrangements satisfactory to the Lenders in lieu of such approvals) necessary or advisable in connection with the transactions and financings contemplated hereby and by the other Loan Documents and the continuing operations of the Borrower, the Subsidiaries and the Joint Ventures (including, without limitation, any consent of other partners of and lenders to any Joint Venture) shall have been obtained and be in full force and effect.

              (u) Material Adverse Effect. No event which has or could have a Material Adverse Effect shall have occurred.

              (v) No Defaults. There shall exist no event of default (or condition which would constitute an event of default with the giving of notice or the passage of time) under any material Capital Stock, financing agreements, lease agreements, partnership agreements or other material contracts of the Borrower or the Subsidiaries or, to the knowledge of the Borrower, any Joint Venture.

              (w) Tax and Labor Matters. The Lenders shall be satisfied with the status of all labor, tax, employee benefit and health and safety matters involving the Borrower and the Restricted Subsidiaries.

              (x) Financial Statements. The Administrative Agent shall have received, with a counterpart for each Lender, complete copies of the financial statements described in subsection 5.1.

              (y) Commodity Hedging Program. The Administrative Agent shall have received, with a counterpart for each Lender, a report on the status of the Commodity Hedging Programs of the Borrower covering the Borrower's interest in production from the Subject Properties in amounts and for periods reasonably satisfactory to the Administrative Agent.

              (z) Accrued Interest, Fees and Term Loans. The Borrower shall have paid to the Administrative Agent all unpaid interest, commitment fees and letter of credit commissions accrued and all term loans outstanding under the Existing Credit Agreement through the Closing Date.

              (aa) Reallocation of Revolving Credit Loans. The Lenders shall have reallocated the Revolving Credit Loans outstanding under this Agreement immediately prior to the Closing Date as directed by the Administrative Agent in order to reflect the Revolving Credit Commitments under this Agreement.

              (bb) Additional Matters. All corporate, company, partnership and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lenders, and the Lenders shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as any of them shall reasonably request.

              6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit (including the renewal or extension of a Letter of Credit) requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

              (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

              (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

              (c) Additional Matters. The Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or by the other Loan Documents as it shall reasonably request.

Each borrowing by the Borrower hereunder, and each issuance or renewal or extension of a Letter of Credit hereunder, shall constitute a representation and warranty by the Borrower as of the date of such extension of credit or such conversion that the conditions contained in this subsection 6.2 have been satisfied.


                        SECTION 7. AFFIRMATIVE COVENANTS

              The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Revolving Credit Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender, the Administrative Agent or the Co-Arranger hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries and, with respect to subsections 7.3 and 7.11, each of its Unrestricted Subsidiaries, to:

              7.1 Financial Statements. Furnish to the Administrative Agent, with a copy for each Lender:

              (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse or other independent certified public accountants of nationally recognized standing;

              (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated and consolidating financial statements of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

              (c) concurrently with the delivery of the financial statements for any fiscal year described in paragraph (a) of this subsection 7.1, the unaudited consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related unaudited consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidating financial statements of the Borrower and its consolidated Subsidiaries;

              (d) as soon as available, a copy of the consolidated balance sheet of DeepTech and its consolidated Subsidiaries as at the end of each fiscal year of DeepTech and the related consolidated statements of income and retained earnings and of cash flows for such year;

              (e) as soon as available, the unaudited consolidated balance sheet of DeepTech and its consolidated Subsidiaries as at the end of each of the first three quarterly periods of each fiscal year of DeepTech, and the related unaudited consolidated statements of income and retained earnings and of cash flows of DeepTech and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter;

              (f) as soon as available, but in any event within 120 days after the end of each fiscal year of each material Joint Venture any of the interests in which is owned by a Restricted Subsidiary, a copy of the audited balance sheet of such Joint Venture, as at the end of such year and the related unaudited statements of income and retained earnings and of cash flows of such Joint Venture, for such year, setting forth in each case in a comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

              (g) concurrently with the delivery of the financial statements referred to in subsection 7.1(b), the unaudited balance sheet of each Joint Venture any of the interests in which is owned by a Restricted Subsidiary, as at the end of each such quarter of such Joint Venture, and the related unaudited consolidated statements of income and retained earnings and of cash flows of such Joint Venture, for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, in each case received by the Borrower or any of its Subsidiaries during such fiscal quarter;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and (except for the financial statements of any Joint Venture) in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and, with respect to unaudited interim financial statements, for the absence of footnotes and year-end adjustments).

              7.2 Certificates; Other Information. Furnish to the Administrative Agent, with a copy for each Lender:

              (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to accounting issues, except as specified in such certificate;

              (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate of a Responsible Officer of the Borrower, (i) stating that, to the best of such Officer's knowledge, the Borrower and its Subsidiaries during such period have observed or performed all of their respective covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Revolving Credit Notes and the other Loan Documents to be observed, performed or satisfied by them, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) setting forth (x) the ratio of Consolidated Total Indebtedness of the Borrower at the last day of the most recent fiscal quarter covered by such certificate to Consolidated EBITDA for the Calculation Period ending on the last day of such fiscal quarter and (y) the Incurrence Limitation as of the last day of the most recent fiscal quarter covered by such certificate;

              (c) not later than thirty days prior to the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

              (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of its Capital Stock, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

              (e) upon the request of any Lender, and to the extent the same have been received by the Borrower or any of its Subsidiaries, a copy of the projections by each Joint Venture any of the interests in which is owned by a Restricted Subsidiary, as the case may be, of the operating budget and cash flow budget of such Joint Venture for the succeeding fiscal year;

              (f) upon the request of any Lender, and to the extent the same have been received by the Borrower or any of its Subsidiaries, within thirty days of the end of each of the quarterly periods of each fiscal year of each Joint Venture any of the interests in which is owned by a Restricted Subsidiary, a list of all shippers that have used such Joint Venture during such quarterly period and the volumes and revenues attributable to each such shipper;

              (g) upon the request of any Lender, and to the extent the same have been received by the Borrower or any of its Subsidiaries, copies of all compliance certificates delivered by each Joint Venture any of the interests in which is owned by a Restricted Subsidiary, pursuant to any credit agreement to which such Joint Venture is a party;

              (h) upon the request of any Lender, within five days after the same are received by the Borrower, a copy of any FERC Form 2 for any Joint Venture any of the interests in which is owned by a Restricted Subsidiary;

              (i) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate signed by the President, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Borrower in the form of Exhibit N hereto. Further, if requested by the Required Lenders (by notice to the Administrative Agent, which will give notice of such request to the Borrower and each Lender), the Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower's properties once during each fiscal year of the Borrower, by independent environmental consultants chosen by the Borrower and acceptable to the Required Lenders, which review shall, if requested by such Lender or Lenders, be arranged and supervised by environmental legal counsel for the Lenders, all at the Borrower's cost and expense. The consultant shall render a verbal or written report, as specified by the Lenders, based upon such review, at the Borrower's cost and expense. Notwithstanding anything in this paragraph (i) to the contrary, the maximum amount of cost and expense for which the Borrower shall be responsible with respect to any such review in any fiscal year shall be $25,000;

              (j) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a Reserve Report, at the Borrower's cost and expense;

              (k) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a statement of production by blocks of oil and gas setting forth on a monthly basis average sales price received for the Subject Properties;

              (l) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a throughput report setting forth the throughputs of each pipeline owned by the Borrower; and

              (m) promptly, such additional financial and other information concerning any Loan Party, any Unrestricted Subsidiary or any Joint Venture as any Lender may from time to time reasonably request.

              7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except where the failure to so pay, discharge or satisfy such obligations could not reasonably be expected to have a Material Adverse Effect.

              7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

              7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event fire, casualty, public liability and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried. Upon demand by any Lender (by notice to the Administrative Agent, which shall give notice of such demand to the Borrower and each Lender) any insurance policies covering Collateral shall be endorsed to provide that such policies may not be cancelled or reduced or affected in any material manner for any reason without 15 days prior notice to the Lenders. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, at all times maintain liability and other insurance in accordance with and in the amounts set forth on the schedule delivered pursuant to subsection 6.1(p)(ii), which insurance shall be by financially sound and reputable insurers.

              7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries and with its independent certified public accountants.

              7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

              (a)    the occurrence of any Default or Event of Default;

              (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

              (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

              (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
       (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

              (e) any development or event which could reasonably be expected to have a Material Adverse Effect or cause the incurrence of an environmental liability in excess of the Material Environmental Amount.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

              7.8    Environmental Laws.

              (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

              (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

              (c) Defend, indemnify and hold harmless the Administrative Agent, the Co-Arranger and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements and damages, and reasonable costs and expenses, of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Revolving Credit Notes and all other amounts payable hereunder.

              7.9 Maintenance of Liens of the Security Documents. Promptly, upon the request of the Administrative Agent, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the collateral covered thereby.

              7.10 Pledge of After-Acquired Property. With respect to any right, title or interest of any Loan Party in any Capital Stock or other property of a type subject to the Security Documents and acquired after the Closing Date, promptly grant or cause to be granted to the Administrative Agent, for the benefit of the Lenders, a first Lien of record on all such Capital Stock and property (other than such Capital Stock and property subject to (i) prior Liens in existence at the time of acquisition thereof and not created in anticipation of such acquisition, in which case the Lien of the Lenders shall be of such priority as is permitted by such prior Lien and (ii) other Liens that are expressly permitted by this Agreement), upon terms substantially the same as those set forth in the Security Documents, and satisfy the conditions with respect thereto set forth in subsection 6.1. The Borrower, at its own expense, shall execute, acknowledge and deliver, or cause its Restricted Subsidiaries to execute, acknowledge and deliver, and thereafter register, file or record, or cause its Restricted Subsidiaries to register, file or record, in an appropriate governmental office, any document or instrument deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens and deliver Uniform Commercial Code searches in jurisdictions requested by the Administrative Agent with respect to such Capital Stock and other property and legal opinions requested by the Administrative Agent and shall pay, or cause to be paid, all taxes and fees related to such registration, filing or recording.

              7.11 Agreements Respecting Unrestricted Subsidiaries. (a) Operate each Unrestricted Subsidiary in such a manner as to make it apparent to all creditors of such Unrestricted Subsidiary that such Unrestricted Subsidiary is a legal entity separate and distinct from the Borrower or any Restricted Subsidiary and as such is solely responsible for its debts, and such manner shall include, but shall not be limited to, the maintenance of a separate board of directors for such Unrestricted Subsidiary.

              (b) In connection with any Indebtedness, Guarantee Obligations or other obligations incurred by each Unrestricted Subsidiary, (i) incur such Indebtedness only on a basis which does not permit, allow or provide for recourse to the Borrower or any Restricted Subsidiary, and (ii) incur any such Indebtedness, Guarantee Obligations or other obligations in excess of $500,000 only under a loan agreement, note, lease, instrument or other contractual obligation that expressly states that such Indebtedness is being incurred by such Unrestricted Subsidiary on a basis which is non-recourse to the Borrower and its Restricted Subsidiaries, provided that no such agreement, note, lease, instrument or other Obligation shall be required to include such statement if such agreement, note, lease, instrument or other obligation was in effect on the date such Subsidiary became an Unrestricted Subsidiary.

              (c) If any Subsidiary which owns an interest in Stingray, HIOS, UTOS, Viosca Knoll (a "Redesignated Subsidiary") is designated as an Unrestricted Subsidiary by the Borrower after the date hereof as contemplated in clause (a) of the definition of "Unrestricted Subsidiary", cause such Redesignated Subsidiary to immediately repay or redeem for cash at par all capital contributions, loans or other investments made by the Borrower and the Restricted Subsidiaries in or to such Redesignated Subsidiary with the proceeds of Revolving Credit Loans during the six months immediately prior to such designation, such repayment or redemption to be accompanied by a certificate of the chief financial officer of the Borrower showing in reasonable detail the calculation of the amount of such investments and the amount of such repayment or redemption.

              7.12 Commodity Hedging Programs. Enter into Commodity Hedging Programs covering the Borrower's interest in production of the Subject Properties in amounts and for periods reasonably satisfactory to the Administrative Agent.

              7.13 Pipeline Partnership Agreements, Management Agreement, etc. Deliver to the Administrative Agent (a) any amendments to the Documents previously delivered, written waivers relating thereto and other side letters or agreements in writing affecting the terms thereof and (b) any Documents relating to any new Joint Venture any of the interests in which is owned by a Restricted Subsidiary.


                         SECTION 8. NEGATIVE COVENANTS

              The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Revolving Credit Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender, the Administrative Agent or the Co-Arranger hereunder, the Borrower shall not, and (except with respect to subsection 8.1) shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

              8.1    Financial Condition Covenants.

              (a) Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time (the "date of determination") to be less than an amount equal to the sum of (i) $165,000,000 plus (ii) an amount equal to 75% of Net Equity Proceeds during the period from March 1, 1996 to the date of determination less (iii) any write- offs of assets or other expenses or charges relating to the Demand Charge Rearrangement and the amount of the Garden Banks Write-Down; provided that such write-offs or charges shall be taken in the fiscal year 1996 or 1997 and shall not exceed in the aggregate $7,500,000 with respect to the Demand Charge Rearrangement and $20,000,000 with respect to the Garden Banks Write-Down.

              (b) Ratio of Debt to Capitalization. Permit the ratio of (i) Consolidated Total Indebtedness of the Borrower at any time to (ii) Consolidated Total Capitalization at such time plus the Garden Banks Write-Down, expressed as a percentage, to exceed 65%.

              (c) Debt Service Coverage Ratio. Permit for any Calculation Period the ratio of (i) Consolidated EBITDA for such period to (ii) the interest expense, both expensed and capitalized, of the Borrower and its Restricted Subsidiaries for such period to be less than 2.5 to 1.0.

              (d) Ratio of Loans to EBITDA. Permit, at any date of determination thereof:

                     (i) prior to May 31, 1997, the ratio of (x) the sum of the Aggregate Outstanding Revolving Credit Extensions of Credit plus the aggregate amount of Additional Clawbacks then outstanding to (y) the Annualized EBITDA at such date of determination to exceed 3.25 to 1.0, and

                     (ii) on or after May 31, 1997, the ratio of (x) the sum of the Aggregate Outstanding Revolving Credit Extensions of Credit plus the aggregate amount of Additional Clawbacks then outstanding to (y) the Consolidated EBITDA on for the most recently ended Calculation Period to exceed 3.25 to 1.0.

              (e) Leverage Ratio. Permit, at any date of determination thereof:

                     (i) prior to May 31, 1997, the ratio of (x) Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries at such date of determination to (y) the Annualized EBITDA at such date of determination to exceed 4.0 to 1.0; and

                     (ii) on or after May 31, 1997, the ratio of (x) Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries at such date of determination to (y) the Consolidated EBITDA for the most recently ended Calculation Period to exceed 4.0 to 1.0.

              8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

              (a)    Indebtedness of the Borrower under this Agreement;

              (b) Indebtedness of the Borrower to any Subsidiary Guarantor, and of any Subsidiary Guarantor to the Borrower;

              (c) as of any day, Indebtedness constituting any portion of Permitted L/C Obligations determined as of such day;

              (d)    Indebtedness permitted pursuant to subsection 8.8;

              (e) subordinated Indebtedness of the Borrower in an aggregate principal amount not in excess of $25,000,000 provided that (i) no principal payments are or could be required on such Indebtedness prior to March 31, 2002 and (ii) such Indebtedness is subordinated to the prior payment of all obligations of the Borrower under the Loan Documents on terms satisfactory to the Administrative Agent; and

              (f) senior or subordinated Indebtedness (in addition to the subordinated Indebtedness permitted in subsection 8.2(e)) of the Borrower provided that (i) 50% of the Net Debt Proceeds thereof are applied to the payment of the Revolving Loans pursuant to subsection 4.1(b), (ii) no principal payments are required on such Indebtedness on or prior to March 31, 2002, in the case of senior Indebtedness, or

       September 30, 2002, in the case of subordinated Indebtedness, (iii) in the case of subordinated Indebtedness, such Indebtedness is subordinated to the prior payment of all obligations of the Borrower under the Loan Documents on terms satisfactory to the Administrative Agent and (iv) in the case of senior Indebtedness, such Indebtedness may be secured and guaranteed on a ratable and pari passu basis with the obligations of the Loan Parties under the Guarantees and the Security Documents if the Administrative Agent has approved the intercreditor arrangements related thereto, which approval shall not be unreasonably withheld or delayed.

For the purposes of clauses (e) and (f) of this subsection 8.2, the Borrower shall designate in writing to the Administrative Agent at the time of the incurrence of the Indebtedness whether such Indebtedness is being incurred pursuant to (e) or (f) of this subsection 8.2.

Except as otherwise permitted by this Agreement, the Borrower may not use the proceeds of any Indebtedness permitted by this subsection to pay or make any Restricted Payment.

              8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

              (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

              (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self- insurance arrangements;

              (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary;

              (f) Liens created pursuant to construction, operating and maintenance agreements, space lease agreements, Pipeline Partnership Agreements (to the extent requiring a Lien on the equity interest of the Borrower or any Restricted Subsidiary, as the case may be, in the applicable Joint Venture is required thereunder) and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by the Borrower and its Restricted Subsidiaries;

              (g) additional Liens securing Indebtedness and other obligations not to exceed $100,000 at any one time outstanding;

              (h)    Liens on the Collateral to the extent permitted by clause
       (iv) of subsection 8.2(f); and

              (i) Liens on the equity interest of Sailfish in the Nautilus/Manta Ray Ventures to the extent required by the security agreement executed in connection with the contribution agreements of certain Restricted Subsidiaries with repect to the Nautilus/Manta Ray Ventures as in effect on the date of formation of such Joint Ventures.

This subsection shall not restrict the ability of any Joint Venture or Unrestricted Subsidiary to create, incur, assume or suffer to exist any Lien on any of its property.

              8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

              (a)    Guarantee Obligations created pursuant to the Loan
       Documents;

              (b) Guarantee Obligations of the Borrower incurred after the Closing Date in an aggregate amount not to exceed $100,000 at any one time outstanding;

              (c) Guarantee Obligations constituting performance guarantees provided in the ordinary course of business by the Borrower and its Restricted Subsidiaries supporting obligations of Restricted Subsidiaries which obligations have been incurred in the ordinary course of business (including in connection with the operation, construction or acquisition of pipelines, platforms and related facilities);

              (d) Guarantee Obligations in an aggregate amount not to exceed $9,300,000 at any one time outstanding incurred pursuant to clawback and other similar arrangements;

              (e) Guarantee Obligations, in addition to those described in clause (d) of this subsection 8.4, incurred pursuant to clawback and other similar arrangements (such additional Guarantee Obligations, "Additional Clawbacks"), provided that, prior to and after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred and be continuing;

              (f) as of any day, Guarantee Obligations constituting any portion of Permitted L/C Obligations determined as of such day; and

              (g)    Guarantee Obligations to the extent permitted by clause
       (iv) of subsection 8.2(f).

              8.5 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

              (a) any Restricted Subsidiary may be merged or consolidated with or into any one or more Restricted Subsidiaries which is a Subsidiary Guarantor (provided that, if any of such Restricted Subsidiaries is not wholly owned by the Borrower and the General Partner, the Restricted Subsidiary or Restricted Subsidiaries in which the Borrower owns the greatest interest shall be the continuing or surviving corporation);

              (b) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Restricted Subsidiary which is a Subsidiary Guarantor and in which, if not wholly owned by the Borrower and the General Partner, the Borrower owns at least the same percentage interests as the Borrower owns in the transferor Restricted Subsidiary; and

              (c) any Restricted Subsidiary may enter into a merger, consolidation or share exchange with any other Person so long as:

                     (i)    such transaction is permitted under subsection 8.8;

                     (ii) such transaction shall be effected in such manner so that the Restricted Subsidiary shall be the continuing or surviving entity; and

                     (iii) at the time of such acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and shall be continuing; and

              (d)    solely to effect any transaction permitted by subsection
       8.6(b).

              8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

              (a)    as permitted by subsection 8.5;

              (b) as long as no Default or Event of Default has occurred and is continuing or would result therefrom the Borrower and the Restricted Subsidiaries may sell or otherwise dispose of property in any fiscal year having an aggregate value not in excess of 5% of Consolidated Tangible Net Worth calculated on the last day of the prior fiscal quarter;

              (c) the sale and purchase of certain contracts, pipelines and related assets in accordance with the terms of that certain Letter Agreement, dated as of February 14, 1996, among Manta Ray Gathering Systems Inc., Poseidon, the Poseidon Venture and Texaco Trading and Transportation Inc., as amended or supplemented from time to time provided that such amendment or supplement does not reflect a material revision of the transactions set forth in such Letter Agreement; and

              (d) the transfer to the Nautilus/Manta Ray Ventures of certain contracts and pipelines and related assets constituting the Manta Ray Gathering System as a capital contribution by the Borrower or any Restricted Subsidiary to the Nautilus/Manta Ray Ventures as required by the applicable Pipeline Partnership Agreements of the Nautilus/Manta Ray Ventures.

              8.7 Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that as long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments once each fiscal quarter consisting of cash distributions in accordance with the terms of the Partnership Agreement on its Preference Units, its Common Units and the General Partnership Interest.

              8.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

              (a) extensions of trade credit in the ordinary course of business;

              (b)    investments in Cash Equivalents;

              (c) capital contributions, loans or other investments made by the Borrower to any Restricted Subsidiary which is a Subsidiary Guarantor and by any Restricted Subsidiary to the Borrower;

              (d) capital contributions, loans or other investments in Subsidiaries and Joint Ventures and investments permitted by subsection 8.5(c), provided that such investments shall be permitted only to the extent that (A) (i) such investments made during any fiscal year do not exceed $15,000,000 in the aggregate and are made from funds constituting "Cash from Operations" (as defined in the Partnership Agreement) for such fiscal year and the "Minimum Quarterly Distribution" (as defined in the Partnership Agreement) for all Preference Units for any previous calendar quarter shall have been paid in full, or (ii) such investments are made from (without duplication of investments permitted in other clauses of this subsection 8.8) proceeds of public offerings of Preference Units or Common Units, and proceeds of extraordinary distributions made by Joint Ventures any of the interests of which is owned by a Restricted Subsidiary or proceeds of distributions made by other Joint Ventures or any Unrestricted Subsidiaries to the Borrower and/or Restricted Subsidiaries, in each case received after the date hereof, and (B) in any such case, no Default or Event of Default shall have occurred and be continuing, or would occur as a result of such investment and no such investment shall be made from the proceeds of the Revolving Credit Loans;

              (e) capital contributions, loans or other investments by Subsidiaries of the Borrower or any Joint Venture to or in the Borrower or any Restricted Subsidiary, provided that no Default or Event of Default shall have occurred and be continuing, or would occur as a result of such investment;

              (f) capital contributions or other investments by the Borrower or any Restricted Subsidiary to any Joint Venture any of the interests in which are owned by a Restricted Subsidiary in accordance with the terms of the constitutive documents of such Joint Venture, provided in each such case that (x) no Default or Event of Default has occurred and is continuing or would result therefrom, and (y) such Joint Venture exists as of the Closing Date or such capital contributions or other investments are made by funds raised pursuant to clause (d), (g) or (h) of this subsection 8.8;

              (g) capital contributions, loans or other investments to the extent made with the proceeds of public offerings of Preference Units or Common Units for the purposes described in the offering documents for such public offerings;

              (h) capital contributions, loans or other investments made from cash which would otherwise be required to be distributed to the holders of the Preference Units, the Common Units or the General Partnership Interest pursuant to the Partnership Agreement;

              (i) other acquisitions of equity securities of, or assets constituting a business unit of, any Person, provided that, immediately prior to and after giving effect to any such acquisition, no Default or Event of Default shall have occurred or be continuing (whether under subsection 8.17 or otherwise);

              (j) capital contributions, loans or other investments made with the proceeds of dispositions made pursuant to subsections 8.6(b); and

              (k)    investments described in subsection 8.6(d).

Notwithstanding the foregoing, the aggregate amount of the investments made in Joint Ventures pursuant to paragraphs (d), (f) and (h) above shall not exceed $25,000,000 in any fiscal year.

              8.9 Limitation on Optional Payments and Modifications of Debt Instruments and Other Agreements. (a) Make any optional payment or prepayment on, redemption of or purchase of, or voluntarily defease, or directly or indirectly voluntarily or optionally purchase, redeem, retire or otherwise acquire, any Indebtedness or Guarantee Obligations (other than the Revolving Credit Loans), or make any payment under or on account of the Management Agreement except as required pursuant to the terms thereof, (b) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any Indebtedness or Guarantee Obligations (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), except to the extent the same could not reasonably be expected to have a Material Adverse Effect, (c) amend, modify or change, or consent to any amendment, modification or change to, any of the terms of, the Partnership Agreement, the Borrower's certificate of limited partnership, the Management Agreement or any Pipeline Partnership Agreement, except to the extent the same could not reasonably be expected to have a Material Adverse Effect, or (d) waive or otherwise relinquish any of its rights or causes of action arising out of the Partnership Agreement, the Borrower's certificate of limited partnership, the Conveyance Agreement, the Management Agreement or any Pipeline Partnership Agreement, except to the extent the same could not reasonably be expected to have a Material Adverse Effect. Notwithstanding any provision contained in this subsection 8.9, the Borrower and its Restricted Subsidiaries shall have the absolute right to amend any Pipeline Partnership Agreement to the extent necessary or reasonably appropriate to evidence the substitution, replacement or other changes of Partners in any Joint Venture not in violation of subsection 8.19 or subsection 8.22.

              8.10 Limitation on Transactions with Affiliates. Subject to the rights set forth in subsection 8.13, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, and (b) except for the Management Agreement, upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, provided that, notwithstanding the foregoing, the Borrower and its Subsidiaries may enter into any arrangements deemed reasonable by them in connection with the Demand Charge Rearrangement.

              8.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary.

              8.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

              8.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary or Joint Venture, except for those businesses in which the Borrower and its Subsidiaries and the Joint Ventures are engaged on the date of this Agreement.

              8.14 Corporate Documents. Permit the amendment or modification of the limited liability company agreement or certificate of formation or incorporation of any Restricted Subsidiary if such amendment could reasonably be expected to have a Material Adverse Effect, or would authorize or issue any Capital Stock not authorized or issued on the Closing Date, except to the extent such authorization or issuance would have the same substantive effect as any transaction permitted by subsection 8.5 or 8.6.

              8.15 Compliance with ERISA. (a) Terminate any Plan so as to result in any material liability to PBGC, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan which could result in a material liability for an excise tax or civil penalty in connection therewith, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived involving any Plan, or (d) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to PBGC by reason of termination of any such Plan.

              8.16 Limitation on Restrictions Affecting Subsidiaries. Enter into, or suffer to exist, any agreement with any Person, other than the Lenders pursuant hereto and other than the arrangements described in subsections 8.2(c), (e) and (f) and 8.4(d) and (e) or which exist on the date hereof, which prohibits or limits the ability of any Restricted Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Restricted Subsidiary, (b) make loans or advances to or make other investments in the Borrower or any Restricted Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Restricted Subsidiary,
(d) transfer any of its properties or assets to the Borrower or any Restricted Subsidiary or (e) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

              8.17 Creation of Restricted Subsidiaries. Create or acquire any new Restricted Subsidiary of the Borrower or any of its Restricted Subsidiaries, unless, immediately upon the creation or acquisition of any such Restricted Subsidiary, (a) such Restricted Subsidiary shall become party to the Subsidiaries Guarantee as a Subsidiary Guarantor pursuant to an addendum thereto or other documentation in form and substance reasonably satisfactory to the Administrative Agent, (b) such Restricted Subsidiary shall become party to the Subsidiary Security Agreement as a grantor pursuant to an addendum thereto or other documentation in form and substance reasonably satisfactory to the Administrative Agent, and all actions required to perfect the Liens granted thereby, all filings required thereunder and all consents necessitated thereby shall have been taken, made or obtained, (c) all Capital Stock issued by such Restricted Subsidiary owned by the Borrower or any other Restricted Subsidiary shall have been pledged to the Administrative Agent pursuant to an addendum or amendment to the Borrower Pledge Agreement or other documentation in form and substance satisfactory to the Administrative Agent, (d) all corporate, company, partnership or other proceedings, and all documents, instruments and other legal matters in connection with the creation of such Restricted Subsidiary and the transactions contemplated by this subsection 8.17 shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of such creation or such transactions as it shall reasonably request and (e) no Default or Event of Default shall have occurred and be continuing after giving effect thereto.

              8.18 Hazardous Materials. Except to the extent that the same could not reasonably be expected to have a Material Adverse Effect, permit the manufacture, storage, transmission or presence of any Hazardous Materials over or upon any of its properties except in accordance with all applicable Requirements of Law or release, discharge or otherwise dispose of any Hazardous Materials on any of its properties except that the Borrower and its Restricted Subsidiaries may treat, store and transport petroleum, its derivatives, by-products and other hydrocarbons, hydrogen sulfide and sulfur dioxide in the ordinary course of their business.

              8.19 Holding Companies. Notwithstanding any other provisions of this Agreement and the other Loan Documents, permit any Restricted Subsidiary which is a general partner in or owner of a general partnership interest in a Joint Venture to incur or suffer to exist any obligations or indebtedness of any kind, whether contingent or fixed (excluding any contingent liability of such Restricted Subsidiary to creditors of such Joint Venture arising solely as a result of its status as a general partner or owner of such Joint Venture and Guarantee Obligations referred to in subsections 8.4(d), 8.4(e) and 8.4(g)) or create or suffer to exist any Liens, in each case except to the extent any such obligations, indebtedness or Liens arise under or pursuant to the Pipeline Partnership Agreement for such Joint Venture as in effect on the Closing Date (or, if later, the date of acquisition or formation of such Joint Venture) or the Loan Documents or are otherwise permitted by the Loan Documents; or permit any Restricted Subsidiary which is a general partner in or owner of a general partnership interest in a Joint Venture to acquire any property or asset after the Closing Date (or, if later, the date of acquisition or formation of such Joint Venture) except for distributions made to it by such Joint Venture; or permit any Restricted Subsidiary which is a general partner in or owner of a general partnership interest in a Joint Venture to engage in any business or activity other than holding the general partnership interest in (or other ownership interest) such Joint Venture held by it on the Closing Date (or, if later, the date of formation of such Joint Venture).

              8.20 No Voluntary Termination of Pipeline Partnership Agreements. Permit any Restricted Subsidiary which is a partner in, or owner of any interest in, any Joint Venture to voluntarily terminate any Pipeline Partnership Agreement to the extent permitted thereunder.

              8.21 Actions by Joint Ventures. (a) Consent or agree to or acquiesce in any Joint Venture the interests in which are owned by a Restricted Subsidiary changing its policy of making distributions of available cash to partners, or (b) so long as any interest therein is owned by a Restricted Subsidiary, consent or agree to or acquiesce in any Joint Venture's taking any actions that could reasonably be expected to have a Material Adverse Effect.

              8.22 Hedging Transactions. Enter into any interest rate, cross-currency, commodity, equity or other security, swap, collar or similar hedging agreement or purchase any option to purchase or sell or to cap any interest rate, cross-currency, commodity, equity or other security, in any such case, other than to hedge risk exposures in the operation of its business, ownership of assets or the management of its liabilities.


                          SECTION 9. EVENTS OF DEFAULT

              If any of the following events shall occur and be continuing:

              (a) The Borrower shall fail to pay any principal of any Revolving Credit Note or any Reimbursement Obligation which is not funded by a Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Revolving Credit Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

              (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

              (c) (i) The Borrower shall default in the observance or performance of any agreement contained in Section 8 (other than subsections 8.1(a) or (b)) or in subsection 7.11; or any Loan Party shall default in the observance or performance of any agreement contained in Section 5(h), (i), (j) or (o) of the Borrower Security Agreement or the Subsidiary Security Agreement, or Section 5(h), (i),
       (j) or (m) of the Leviathan Security Agreement, Section 9(j) of the Leviathan Guarantee, Section 4(b) of the Borrower Pledge Agreement or the Leviathan Pledge Agreement (LLC) or Section 5(b) of the Leviathan Pledge Agreement (GP); or (ii) the Borrower shall default in the observance or performance of the agreement contained in subsections 8.1(a) or (b) and such default shall continue unremedied for a period of 15 days; or

              (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after receipt of written notice thereof from the Administrative Agent or any Lender; or

              (e) Any Loan Party or any Restricted Subsidiary of the Borrower shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Revolving Credit Notes) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that the aggregate principal amount of Indebtedness and Guarantee Obligations with respect to which such defaults shall have occurred shall equal or exceed $5,000,000; or

              (f) Any Joint Venture shall (i) default in any payment of principal of or interest of any Indebtedness or in the payment of any Guarantee Obligation, in each case under their respective credit facilities, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, and as a result of which default or other event or condition such Indebtedness shall become due prior to its stated maturity or such Guarantee Obligation shall become payable; provided, however, that with respect to any Joint Venture, the aggregate principal amount of Indebtedness and Guarantee Obligations with respect to which such defaults shall have occurred shall equal or exceed $5,000,000; or

              (g) (i) Any Loan Party or any Restricted Subsidiary of the Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or any Subsidiary of the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any Restricted Subsidiary of the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or any Restricted

       Subsidiary of the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or any Restricted Subsidiary of the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or any Restricted Subsidiary of the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

              (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

              (i) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

              (j) If at any time the Borrower or any Restricted Subsidiary shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of the Material Environmental Amount for any Loan Party and the Restricted Subsidiaries; or

              (k) For any reason (other than any act on the part of the Administrative Agent or the Lenders) any Security Document or any Guarantee ceases to be in full force and effect or any party thereto (other than the Administrative Agent or the Lenders) shall so assert in writing or the Lien intended to be created by any Security

       Document ceases to be or is not a valid and perfected Lien having the priority contemplated thereby; or

              (l) DeepTech and its Subsidiaries, shall, directly or indirectly, legally and beneficially own less than 51% of each class of Capital Stock of Leviathan having ordinary power (other than Capital Stock having such power only by reason of the happening of a contingency) to vote in elections of directors of Leviathan; or DeepTech and its Subsidiaries shall cease to own legally and beneficially (i) the General Partnership Interest representing at least 1.00% of all general, limited, common and other interests in the Borrower, and (ii) a limited partnership interest in the Borrower representing at least 22% of all general, limited, common and other interests in the Borrower, in the case of clause (i) free and clear of all Liens except for the Liens created by the Security Documents and Liens permitted by subsection 8.2(f)(iv); or there shall be a Change in Control; or DeepTech or one of its direct or indirect Subsidiaries shall cease to be the sole general partner of the Borrower; or

              (m) Except in connection with transactions permitted by subsection 8.5 and 8.6(b), the Borrower shall cease to own legally and beneficially at least the percentage of the managing limited liability company or other equity interest in each Restricted Subsidiary of the Borrower which is a limited liability company owned by it on the date hereof (or, if later, the date of acquisition or formation of such Subsidiary); or Leviathan and the Borrower together shall cease to own legally and beneficially the percentage of the equity interest in each Restricted Subsidiary of the Borrower owned by it on the date hereof (or, if later, the date of acquisition or formation of such Subsidiary); or

              (n) Any Person (other than any Lender) shall exercise its rights and remedies with respect to its Lien on any equity interest of
       (i) Sailfish or (ii) on any Joint Venture the equity interest in which has been pledged to such Person; provided that in the case of clause
       (ii), the amount of claims secured by such Lien shall equal or exceed $5,000,000 and such claim shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

              (o) (i) The Management Agreement shall cease to be in full force and effect prior to the end of the initial term thereof substantially as in effect on the date hereof; or (ii) DeepTech shall default in the observance or performance of any material provision of the Management Agreement;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Revolving Credit Commitments shall immediately terminate and the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Revolving Credit Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Revolving Credit Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. If presentment for honor under any Letter of Credit shall not have occurred at the time of an acceleration pursuant to the preceding sentence, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of the Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Revolving Credit Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Revolving Credit Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the Lenders, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account. Except as expressly provided above in this Section, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind are hereby expressly waived.


              SECTION 10. THE ADMINISTRATIVE AGENT AND CO-ARRANGER

              10.1 Appointment. Each Lender hereby irrevocably designates and appoints The Chase Manhattan Bank as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes The Chase Manhattan Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

              10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

              10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Revolving Credit Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

              10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Revolving Credit Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Revolving Credit Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Credit Notes.

              10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

              10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Revolving Credit Notes and all other amounts payable hereunder.

              10.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Revolving Credit Note issued to it and with respect to the Letters of Credit, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent. The terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

              10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Revolving Credit Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

              10.10 Co-Arranger. Each Lender hereby irrevocably designates and appoints ING (U.S.) Capital Corporation ("ING") as the Co-Arranger of such Lender under this Agreement. In acting as Co-Arranger under this Agreement, ING shall have no duties or functions except as expressly set forth herein and, with respect to its actions as Co-Arranger, shall be entitled to all of the rights, indemnities and obligations as are set forth in this Section 10 for the benefit of the Administrative Agent, mutatis mutandis.


                           SECTION 11. MISCELLANEOUS

              11.1 Amendments and Waivers. Neither this Agreement, any Revolving Credit Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The

Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower or the Loan party thereto written amendments, supplements or modifications hereto and to the Revolving Credit Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Revolving Credit Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or any other Loan Party hereunder or thereunder or
(b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the Revolving Credit Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Revolving Credit Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent or (iv) release the Lenders' Liens on all or substantially all of the Collateral under the Security Documents without the consent of each Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Revolving Credit Notes. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Revolving Credit Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

              11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Revolving Credit Notes:

       The Borrower:         Leviathan Gas Pipeline Partners, L.P.
                             7200 Texas Commerce Tower
                             600 Travis Street
                             Houston, Texas 77002
                             Attention: Chief Financial Officer
                             Telecopy: (713) 547-5151

       with a copy
       to:                   Akin, Gump, Strauss, Hauer & Feld,
                              L.L.P.
                             711 Louisiana, Suite 1900
                             Houston, Texas 77002
                             Telecopy: (713) 236-0822
                             Attention: Rick Burdick, Esq.

       The
       Administrative
       Agent:                The Chase Manhattan Bank
                             One Chase Manhattan Plaza
                             8th Floor
                             New York, New York 10081
                             Attention: Janet Belden
                             Telecopy:(212) 552-5658

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 3.2, 2.6, 2.7, 2.11, 4.1 or 4.2 shall not be effective until received, provided, further, that the failure by the Administrative Agent, the Co-Arranger or any Lender to provide a copy to the Borrower's counsel shall not cause any notice to the Borrower to be ineffective.

              11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Revolving Credit Notes.

              11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Revolving Credit Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent,
(b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Revolving Credit Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to the several Lenders, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Revolving Credit Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments and suits, and reasonable costs, expenses or disbursements, of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Revolving Credit Notes and the other Loan Documents, the use of the proceeds of the Revolving Credit Loans (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), REGARDLESS OF WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE ADMINISTRATIVE AGENT OR ANY LENDER, provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender or (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Revolving Credit Notes and all other amounts payable hereunder.

              11.6 Successors and Assigns; Participations; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Revolving Credit Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

              (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, and after notice to the Borrower, at any time sell to one or more banks or other entities ("Participants") participating interests in any Revolving Credit Loan owing to such Lender, any Revolving Credit Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a

Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Credit Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Revolving Credit Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Revolving Credit Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Revolving Credit Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.9, 4.10 and 4.11 with respect to its participation in the Revolving Credit Commitments, the Revolving Credit Loans and the Letters of Credit outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

              (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any successor or affiliate thereof and, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Revolving Credit Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit M, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Revolving Credit Notes.

On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Revolving Credit Note of the transferor Lender a new Revolving Credit Note to the order of such Purchasing Lender in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the transferor Lender has retained Revolving Credit Commitments hereunder, a new Revolving Credit Note to the order of the transferor Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Notes shall be dated the Closing Date, and shall otherwise be in the form of the Revolving Credit Note replaced thereby. The Revolving Credit Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled".

              (d) The Administrative Agent, on behalf of the Borrower, shall maintain at its address referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Revolving Credit Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Revolving Credit Loan recorded therein for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Revolving Credit Loan or other Obligation hereunder not evidenced by a Revolving Credit Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

              (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

              (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Revolving Credit Loans and Revolving Credit Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Revolving Credit Loan or Revolving Credit Note to any Federal Reserve Bank in accordance with applicable law.

              11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans of the same type or the Reimbursement Obligations owing to it, as the case may be, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

              (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Revolving Credit Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

              11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

              11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

              11.11 Usury Savings Clause. It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, the Revolving Credit Notes, any of the other Loan Documents or any other document related hereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If from any circumstances whatsoever, fulfillment of any provision of this Agreement or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by applicable law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Administrative Agent and the Lenders shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the Revolving Credit Notes, any of the other Loan Documents or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Revolving Credit Notes or on account of any other indebtedness of the Borrower, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of the Borrower to the Administrative Agent and the Lenders, under any specified contingency, exceeds the Highest Lawful Rate (as hereinafter defined), the Borrower, the Administrative Agent and the Lenders shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

              To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Administrative Agent and the Lenders for the purpose of determining the Highest Lawful Rate, the Administrative Agent and the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect. Nothing set forth in this subsection 11.11 is intended to or shall limit the effect or operation of subsection 11.12.

               For purposes of this subsection 11.11, "Highest Lawful Rate" shall mean the maximum rate of nonusurious interest that may be contracted for, charged, taken, reserved or received on the Revolving Credit Notes under laws applicable to the Administrative Agent and the Lenders.

              11.12 GOVERNING LAW. THIS AGREEMENT AND THE REVOLVING CREDIT NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE REVOLVING CREDIT NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              11.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

              (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

              (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

              (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

              (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

              (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

              11.14  Acknowledgements. The Borrower hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Revolving Credit Notes and the other Loan Documents;

              (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

              (c) no joint venture exists among the Lenders or among the Borrower and the other Loan Parties and the Lenders.

              11.15 Confidentiality. Each of the Administrative Agent, the Co-Arranger and each Lender agrees that it will hold in confidence, any information provided to such Person pursuant to this Agreement; provided, that nothing in this subsection 11.15 shall be deemed to prevent the disclosure by the Administrative Agent, the Co-Arranger or any Lender of any such information
(a) to any employee, officer, director, accountant, attorney or consultant of such Person, or any examiner or other Governmental Authority, (b) that has been or is made public by Leviathan, the Borrower or any of its Subsidiaries or Affiliates or by any third party without breach of this Agreement or that otherwise becomes generally available to the public other than as a result of a disclosure in violation of this subsection 11.15, (c) that is or becomes available to any such Person from a third party on a non-confidential basis,
(d) that is required to be disclosed by any Requirement of Law, including to any bank examiners or regulatory authorities, (e) that is required to be disclosed by any court, agency, arbitrator or legislative body, or (f) to any Transferee or proposed Transferee.

              11.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE CO-ARRANGER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE REVOLVING CREDIT NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

              11.17 ACKNOWLEDGEMENT OF NO CLAIMS, OFFSETS OR DEFENSES; RELEASE BY THE LOAN PARTIES. BORROWER, ON BEHALF OF ITSELF AND EACH OF THE OTHER LOAN PARTIES, ACKNOWLEDGES THAT NO LOAN PARTY NOR ANY OF THEIR RESPECTIVE OWNERS, DIRECTORS, SUCCESSORS, ASSIGNS, AGENTS, OFFICERS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE "BORROWER AFFILIATES PARTIES") HAS ANY CLAIM, DEMAND, RIGHT OF OFFSET, CAUSE OF ACTION IN LAW OR IN EQUITY, LIABILITY OR DAMAGES OF ANY NATURE WHATSOEVER, WHETHER FIXED OR CONTINGENT (HEREINAFTER COLLECTIVE CALLED "CLAIMS") THAT COULD BE ASSERTED IN CONNECTION WITH, OR WHICH WOULD IN ANY OTHER MANNER BE RELATED TO, THE EXISTING CREDIT AGREEMENT OR ANY PROMISSORY NOTES OR OTHER AGREEMENTS, TRANSACTIONS OR OTHER ACTIONS PRIOR TO THE DATE HEREOF INVOLVING ANY OF THE BORROWER AFFILIATED PARTIES AND LENDERS ("THE PRIOR AGREEMENTS AND ACTIVITIES"). NOTWITHSTANDING THE FOREGOING, HOWEVER, BORROWER HEREBY AGREES THAT IN CONSIDERATION OF THE CREDIT EXTENDED TO BORROWER UNDER THE LOAN DOCUMENTS AND AS A MATERIAL INDUCEMENT TO THE LENDERS TO ENTER INTO SUCH LOAN DOCUMENTS AND EXTEND SUCH CREDIT TO BORROWER, BORROWER, ON BEHALF OF ITSELF AND ALL OF THE OTHER BORROWER AFFILIATED PARTIES HEREBY RELEASES AND FOREVER DISCHARGES, EACH LENDER,

EACH SUBSEQUENT HOLDER OF ANY OF THE REVOLVING CREDIT NOTES, AND EACH AND ALL OF THEIR PARENT, SUBSIDIARY AND AFFILIATED CORPORATIONS PAST AND PRESENT, AS WELL AS THEIR RESPECTIVE OWNERS, DIRECTORS, SUCCESSORS, ASSIGNS, AGENTS, OFFICERS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE "RELEASED PARTIES"), OF AND FROM ANY AND ALL CLAIMS WHICH BORROWER AND THE OTHER BORROWER AFFILIATED PARTIES MAY HAVE OR HEREAFTER ACQUIRE AGAINST ANY OR ALL OF THE RELEASED PARTIES BY REASON OF, OR RELATED IN ANY WAY TO, THE PRIOR AGREEMENTS AND ACTIVITIES.

              11.18  Releases.     (a) At such time as the Revolving Credit
Loans, the Reimbursement Obligations and any other obligations under this Agreement shall have been paid in full, the Revolving Credit Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Loan Documents, and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party thereunder and under the other Loan Documents shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the respective Loan Parties. At the request and expense of any Loan Party following any such termination, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under the Security Documents, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

              (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement or such Loan Party is designated as an Unrestricted Subsidiary in accordance with the terms of this Agreement, then the Lenders authorize the Administrative Agent, at the request and expense of such Loan Party, to execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Documents on such Collateral. At the request and sole expense of the Borrower, the Lenders authorize the Administrative Agent to release a Loan Party from its obligations under the applicable Security Document in the event that all the Capital Stock of such Loan Party shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement or such Loan Party is designated as an Unrestricted Subsidiary in accordance with the terms of this Agreement, provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Loan Party and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        LEVIATHAN GAS PIPELINE PARTNERS,
                                         L.P.


                                        By: /s/ Keith Forman
                                           -------------------------------------
                                         Name:  Keith B. Forman
                                         Title: Chief Financial Officer


                                        THE CHASE MANHATTAN BANK,
                                         as Administrative Agent and
                                         as a Lender


                                        By: /s/ Martha Ann Fetner
                                           -------------------------------------
                                         Name:  Martha Ann Fetner
                                         Title: Vice President


                                        ING (U.S.)
                                         CAPITAL CORPORATION,
                                          as Co-Arranger and as a Lender


                                        By: /s/ Robi Artman-Hodge
                                           -------------------------------------
                                         Name:  Robi Artman-Hodge
                                         Title: Managing Director


                                        DEN NORSKE BANK AS


                                        By: /s/ Byron L. Cooley
                                           -------------------------------------
                                         Name:  Byron L. Cooley
                                         Title: Senior Vice President


                                        By: /s/ Morten Bjornsen
                                           -------------------------------------
                                         Name:  Morten Bjornsen
                                         Title: Senior Vice President

                                        WELLS FARGO BANK TEXAS, N.A.


                                        By: /s/ Ann Rhoads
                                           -------------------------------------
                                         Name:  Ann Rhoads
                                         Title: Vice President


                                        MEESPIERSON N.V.


                                        By: /s/ Karel Louman
                                           -------------------------------------
                                         Name:  Karel Louman
                                         Title: Vice President


                                        BANK OF SCOTLAND


                                        By: /s/ Catherine M. Oniffrey
                                           -------------------------------------
                                         Name:  Catherine M. Oniffrey
                                         Title: Vice President


                                        BANQUE PARIBAS


                                        By: /s/ Barton D. Schouest
                                           -------------------------------------
                                         Name:  Barton D. Schouest
                                         Title: Group Vice President


                                        By: /s/ Douglas R. Liftman
                                           -------------------------------------
                                         Name:  Douglas R. Liftman
                                         Title: Vice President


                                        CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                        By: /s/ Pascal Poupelle
                                           -------------------------------------
                                         Name:  Pascal Poupelle
                                         Title: Senior Vice President

                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA


                                        By: /s/ Michael J. Kolosowsky
                                           -------------------------------------
                                         Name:  Michael J. Kolosowsky
                                         Title: Vice President


                                        ARAB BANKING CORPORATION (B.S.C.)


                                        By: /s/ Stephen A. Plauche
                                           -------------------------------------
                                         Name:  Stephen A. Plauche
                                         Title: Vice President


                                        CREDIT AGRICOLE


                                        By: /s/ David Bouhl
                                           -------------------------------------
                                         Name:  David Bouhl, F.V.P.
                                         Title: Head of Corporate Banking,
                                                Chicago


                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: /s/ Thomas K. Grundman
                                           -------------------------------------
                                         Name:  Thomas K. Grundman
                                         Title: Senior Vice President


                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ M. D. Smith
                                           -------------------------------------
                                         Name:  M. D. Smith
                                         Title: Agent


                                        HIBERNIA NATIONAL BANK


                                        By: /s/ Bruce Ross
                                           -------------------------------------
                                         Name:  Bruce Ross
                                         Title: Vice President

                                  SCHEDULE II
                   DESCRIPTION OF MANTA RAY GATHERING SYSTEM